UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Anadarko Petroleum Corporation

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TO OUR STOCKHOLDERS:

The 2018 Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at The Westin at The Woodlands, 2 Waterway Square Place, The Woodlands, Texas, 77380 on Tuesday, May 15, 2018, at 8:00 a.m. (Central Daylight Time).

The attached Notice of Annual Meeting of Stockholders and proxy statement provide information concerning the matters to be considered at the Annual Meeting. The Annual Meeting will cover only the business contained in the proxy statement and will not include a management presentation.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we are also providing access to our proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (Notice) instead of a paper copy of this proxy statement, a proxy card and our 2017 annual report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail. We believe that the Notice process will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

Your Vote is Important

Your vote is important and we encourage you to vote even if you are unable to attend the Annual Meeting. You may vote by Internet or by telephone using the instructions on the Notice or, if you received a paper copy of the proxy card, by signing and returning it in the postage-paid envelope provided for your convenience. You may also attend and vote at the Annual Meeting.

Very truly yours, R. A. WALKER Chairman of the Board, President and Chief Executive Officer

www.anadarko.com

1201 Lake Robbins Drive

The Woodlands, Texas 77380

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:

Tuesday, May 15, 2018

TIME:

8:00 a.m. (Central Daylight Time)

PLACE:

The Westin at The Woodlands

2 Waterway Square Place

The Woodlands, Texas, 77380

RECORD DATE:

March 20, 2018

If you are a holder of record of common stock at the close of business on March 20, 2018, the record date, then you are entitled to receive notice of and to vote at the Annual Meeting.

AGENDA:

(1)	elect the eleven directors named in this proxy statement;

(2)	ratify the appointment of KPMG LLP as the Company’s independent auditor for 2018;

(3)	an advisory vote to approve the Company’s named executive officer compensation;

(4)	if presented, vote on the stockholder proposal set forth on pages 74 through 75 in the accompanying proxy statement; and

(5)	transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT:

Please take the time to vote by following the Internet or telephone voting instructions provided. If you received a paper copy of the proxy card, you may also vote by completing and mailing the proxy card in the postage-paid envelope provided for your convenience. You may also attend and vote at the Annual Meeting. You may revoke your proxy at any time before the polls close at the Annual Meeting by following the instructions in this proxy statement.

As a stockholder, your vote is very important and the Company’s Board of Directors strongly encourages you to exercise your right to vote.

BY ORDER OF THE BOARD OF DIRECTORS

Amanda M. McMillian

Senior Vice President, General Counsel,

Corporate Secretary and Chief Compliance Officer

March 23, 2018

The Woodlands, Texas

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 15, 2018:

The proxy statement and annual report for 2017 are available at

https://materials.proxyvote.com/032511

Cautionary Language Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this proxy statement, including Anadarko’s ability to successfully complete the share-repurchase program or enter into additional programs, to increase future dividends for Anadarko common stock, and to reduce outstanding debt. See “Risk Factors” in Anadarko’s 2017 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

1201 Lake Robbins Drive

The Woodlands, Texas 77380

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2018

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors (Board) to be voted at the 2018 Annual Meeting of Stockholders (Annual Meeting) of Anadarko Petroleum Corporation, a Delaware corporation, sometimes referred to herein as the Company, Anadarko, us, we or like terms.

The Annual Meeting will be held on Tuesday, May 15, 2018, at 8:00 a.m. (Central Daylight Time). The proxy materials, including this proxy statement, proxy card or voting instructions and our 2017 annual report, are being distributed and made available on or about March 30, 2018.

We provide our stockholders access to our proxy materials on the Internet (https://materials.proxyvote.com/032511). Accordingly, a Notice of Internet Availability of Proxy Materials (Notice) will be mailed to most of our stockholders on or about March 30, 2018.

Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

The Notice also provides instructions on how to inform us whether to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate or change it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a more timely manner, save us the cost of printing and mailing documents to you, and conserve natural resources.

1

Proxy Summary

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2017 performance, please also review the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

2018 Annual Meeting of Stockholders:

Date and Time:	Tuesday, May 15, 2018
Location:	The Westin at The Woodlands 2 Waterway Square Place The Woodlands, Texas 77380
Record Date:	March 20, 2018
Mail Date:	March 30, 2018

Proposals and Board Recommendations:

Proposal	Board Vote Recommendation	Page Reference
1. Election of Directors	FOR EACH DIRECTOR NOMINEE	7
Management Proposals
2. Ratification of KPMG LLP as Independent Auditor for 2018	FOR	72
3. Advisory Vote to Approve the Company’s Named Executive Officer 2017 Compensation	FOR	73
Stockholder Proposal
4. Climate Change Risk Analysis	AGAINST	74

Director Nominees:

Name	Age	Director Since	Independent	Audit Committee	Compensation and Benefits Committee	Governance and Risk Committee	Executive Committee
Anthony R. Chase	63	2014	Yes			M
David E. Constable	56	2016	Yes	M
H. Paulett Eberhart*	64	2004	Yes			C	M
Claire S. Farley	59	2017	Yes	M
Peter J. Fluor	70	2007	Yes		M
Joseph W. Gorder	60	2014	Yes		C		M
John R. Gordon	69	1988	Yes		M
Sean Gourley	38	2015	Yes			M
Mark C. McKinley	61	2015	Yes	M
Eric D. Mullins	55	2012	Yes	C			M
R. A. Walker (CEO)	61	2012	No				C

*Lead Director

C=Chair

M=Member

2

Proxy Summary

Our Mission and Strategy

Our objective is to deliver competitive returns on, and of, capital to stakeholders by exploring for and commercially developing oil and natural gas resources vital to the world’s health and welfare by:

•	exploring for and commercially developing resources globally;

•	ensuring health, safety, and commercial excellence; and

•	focusing on financial discipline, flexibility, and value creation;

while demonstrating the Company’s core values of integrity and trust, servant leadership, people and passion, commercial focus, and open communication in all that we do.

Executing on Our Strategy

Using capital efficiency as a foundational principle to deliver on our strategy, capital will be allocated at the asset level based on expected return, and measured on a per debt-adjusted share (DAS) basis for Company performance. We plan to create attractive returns on, and of, capital in 2018 by:

•	investing within cash flow, which has been a foundational principle for over a decade, based on an expected $50 oil and $3 natural gas environment, and if realized prices are higher than expected, returning capital to stakeholders versus materially increasing our investment plans;

•	producing value and growth from investments that generate peer-leading per DAS corporate performance;

•	continuing to repurchase stock under our $3 billion share repurchase program, with an expected mid-year 2018 completion;

•	raising our dividend to a competitive yield; and

•	retiring debt at par for over $1 billion of fixed income securities over the balance of 2018 and 2019.

Operational and Financial Results

Active portfolio management and delivering capital-efficient growth were central to our efforts in 2017:

•	Continued to High-Grade the Portfolio — We closed more than $4 billion of asset sales in 2017, and have completed over $8 billion since 2015, while refocusing the portfolio on higher-margin liquid assets.

•	Delivered Sales Volume Growth — Our full-year sales volumes for 2017 increased 14% on a divestiture-adjusted basis as compared to the prior year.

•	Progressed Mozambique LNG Project — In addition to many foundational developments in 2017, since year end we received approval from the Government of Mozambique for the plan of development for the Golfino/Atum field, and now have agreements to key terms for more than 5 million tonnes per annum of LNG sales to long-term, high-quality buyers.

•	Announced Share Repurchase Program — We announced a $2.5 billion share repurchase program in September 2017, completing the repurchase of approximately $1.6 billion of shares by early 2018, while increasing the share repurchase program to $3 billion during 2018.

•	Increased Dividend 400% — Subsequent to year end, the Board increased the quarterly dividend paid to our common stockholders from 5 cents per share to 25 cents per share.

Pay for Performance Philosophy

Our compensation programs are designed to be aligned with total stockholder return (TSR) and the capital efficiency objectives of our stockholders.

As the following pages demonstrate, realized pay for Anadarko’s CEO was approximately one-half of the grant value over the last three years due to the underperformance of our stock, demonstrating the efficacy of our plan’s pay for performance construction.

See pages 32-52 for more details.

3

Proxy Summary

In 2017, performance and resulting pay continued to demonstrate this alignment. The incentive compensation realized by our named executive officers (NEOs) was substantially below grant date value, demonstrating that our program design appropriately aligns compensation levels with performance results.

As demonstrated below, the value actually received by the CEO can differ substantially from the grant date value (whereas values are calculated and reported in the Summary Compensation Table (SCT) and related proxy tables as required by the U.S. Securities and Exchange Commission (SEC)).

The chart above compares reported pay and realized pay for 2015, 2016 and 2017. The amounts include each direct compensation element, i.e., salary, non-equity incentive plan compensation, performance units (PU), restricted stock units and non-qualified stock options. The SCT column in the chart depicts the data reported in the 2017 SCT, while the Realized column depicts the actual value received (or vested) by the CEO in each year, including actual performance-based compensation paid for prior performance periods. The methodology for calculating realized pay for purposes of this chart is more fully described in the table in Appendix A.

Our financial and operating results in 2017 were largely in line with budget expectations while our relative TSR performance was in the bottom quartile.

2017 Annual Incentive Program (AIP) Results

4

Corporate Governance Highlights

We Seek and Respond to Stockholder Feedback

Our stockholders’ views on executive compensation and corporate governance are important to us, and we value and use their feedback and insights.

Since 2012, we have contacted at least our top 50 stockholders’ governance and voting teams a minimum of twice a year to solicit feedback on Anadarko’s executive compensation programs, as well as corporate governance, sustainability and environmental issues and other matters. We have a strong track record of engaging with stockholders and responding to the feedback received (for a full discussion of our stockholder engagement process, see page 36).

Twice last year, during the spring and again in the fall, we sought feedback from our top stockholders representing almost 61% and 64% of the Company’s outstanding common stock, respectively. Stockholders shared their perspectives on several topics during these engagement meetings, including a clear preference for us to more directly incorporate capital efficiency and financial discipline into performance metrics.

Based on this feedback, and in line with our consistent historical focus on financial discipline, over the past year we spent additional time working with investors to develop compensation metrics that reflect capital efficiency and financial discipline. The resulting metrics, a cash return calculation and capital efficiency on a per debt-adjusted share basis, are industry-leading in approach.

We also enhanced the focus on safety in our compensation programs by expanding the Safety performance metric (now known as the Health, Safety and Environmental (HSE) performance metric).

The Compensation and Benefits Committee (Compensation Committee) has approved the following AIP performance metrics for 2018 (see Appendix A for definitions and calculation methods):

AIP Performance Metrics

Corporate Governance Highlights

The Board monitors emerging best practices in governance in order to incorporate them into its process to enhance value for our stockholders. Through such efforts, and our continued stockholder engagement, we have implemented the following practices:

✓	Annual election of all directors	✓	Strong stock ownership requirements
✓	Majority vote standard in uncontested elections	✓	No poison pill
✓	Proxy Access	✓	No pledging or hedging of Company securities
✓	Independent Board other than CEO	✓	Expanded disclosure on political expenditures
✓	Independent Lead Director	✓	Board oversight of environmental matters

5

Corporate Governance Highlights

Board Refreshment Since May 2012 and Experience

The Board is committed to continuous improvement and has a rigorous process to ensure that the composition of directors is diverse, balanced and aligned with the evolving needs of the Company.

Our Board assesses the diversity of our directors’ experience, professional expertise, perspective, tenure and age, among other attributes, to ensure it has the proper mix of skills and experience to fulfill its oversight obligations.

This process has led to the addition of eight new independent directors since 2012.

The Board considers the Company’s long-term strategy in evaluating what current and future skills and experience are required and weighs those skills when evaluating the directors as well as potential director candidates.

For the past several years, our Board has reviewed a director skill set chart that identifies expertise, experience and other characteristics that they believe contribute to an effective and well-functioning board.

The chart on page 19 highlights the various skills of each director and helps the Board ensure the requisite skills are represented among the directors as a group and individually.

In addition, each year, the Board and its committees conduct evaluations of their performance and of each director. They consider the results of the evaluations when assessing the qualifications of the Board.

6

Anadarko Board of Directors

ITEM 1 — ELECTION OF DIRECTORS

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES. Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2019

Our Restated Certificate of Incorporation provides that all directors are to be elected annually.

At the Annual Meeting, the terms of our eleven incumbent directors will expire. Those eleven directors have each been nominated to stand for election and, if elected at the Annual Meeting, will hold office until the expiration of each of their one-year terms at the 2019 Annual Meeting of Stockholders or their earlier resignation, retirement or removal.

The Board is not aware of any reason why the director nominees would not be able to serve as directors of the Company. However, if a nominee is unavailable for election, then the proxies will be voted for the election of another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

Our By-Laws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast “for” a nominee’s election must exceed the number of votes cast “against” such nominee’s election (with abstentions and broker non-votes not counted as votes either “for” or “against” the nominee’s election) in order for him or her to be elected to the Board.

In addition, as required by our By-Laws, each incumbent nominee has submitted an irrevocable letter of resignation stating that he or she will resign if that director does not receive the required majority vote. If a director were to fail to receive a majority of votes cast and the Board were to accept the resignation tendered, then that director would cease to be a director of Anadarko.

As discussed in more detail on page 19 of this proxy statement, the Board considers several qualifications, characteristics and other factors when evaluating individual directors, as well as the composition of the Board as a whole. As part of this process, the Board and its Governance and Risk Committee review the particular experiences, qualifications, attributes and skills of each nominee to determine if that person should stand for election to serve as a director of the Company.

The biographies of each of the nominees contain information regarding the person’s experience and director positions held currently or during the last five years, and information regarding involvement in certain legal or administrative proceedings, to the extent applicable. They also highlight the particular experiences, qualifications, attributes or skills that caused the Governance and Risk Committee and the Board to conclude that the person should be nominated to serve as a director of the Company.

7

Anadarko Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2019

ANTHONY R. CHASE

Mr. Chase, 63, has served as Chairman, Chief Executive Officer and owner of ChaseSource, L.P., a Houston-based staffing and real estate development firm since 2008. He served as an Executive Vice President of Crest Investment Company, a Houston-based private equity firm, from January 2009 until December 2009. Prior to these positions, he served as the Chairman and Chief Executive Officer of ChaseCom, L.P., a global customer relationship management and staffing services company that he founded and owned until its sale in 2007 to AT&T. Mr. Chase’s entrepreneurial track record also includes two other successful business ventures, including Chase Radio Partners, which he founded, developed and ultimately sold, and Cricket Wireless, which he co-founded, developed and later sold. Mr. Chase has also been a Professor of Law at the University of Houston since 1991 and has published numerous environmental law and other law review articles during his tenure. Mr. Chase is on the board of directors of the Greater Houston Partnership, and served as its Chairman during 2012. From July 2004 to July 2008, he served as a director of the Federal Reserve Bank of Dallas, and also served as its Deputy Chairman from 2006 until his departure in July 2008. He is also on the board of directors of the Houston Endowment and the Texas Medical Center and serves on the Board of Trustees for St. John’s School and KIPP Schools. Mr. Chase holds Bachelor of Arts, Master of Business Administration and Juris Doctor degrees from Harvard University. In the past five years Mr. Chase served on the boards of Paragon Offshore plc, Sarepta Therapeutics, Inc. (NASDAQ: SRPT) and Western Gas Holdings, LLC (NYSE: WES), a subsidiary of Anadarko.

Key Contributions to the Board. Mr. Chase’s unique experience as a successful and widely respected entrepreneur, business leader, and environmental and business legal scholar provides invaluable perspective to the Board. In addition, he has significant experience with strategic transactions and mergers and acquisitions.

Director Since: February 2014 Independent

DAVID E. CONSTABLE

Mr. Constable, 56, has been a senior advisor at Cerberus Capital Management, one of the world’s leading private investment firms, since March 2017. He served as an advisor to the board of Sasol Limited (JSE: SOL) (NYSE: SSL) (Sasol), an international integrated energy and chemicals company based in South Africa, from July 2016 until July 2017. Prior to that, he served as Sasol’s President and Chief Executive Officer from July 2014 through June 2016 and previously served as Chief Executive Officer from July 2011 through July 2014. Prior to Sasol, Mr. Constable spent nearly 30 years at Fluor Corporation (NYSE: FLR) (Fluor) where he lived on several continents and served in various leadership positions, primarily in the oil and gas, refining, chemical, power and mining industries. Prior to moving to Sasol, Mr. Constable served as Group President of Operations for Fluor. He is a member of The Business Council and a past member of the World Economic Forum International Business Council. Mr. Constable holds a bachelor’s of science degree in civil engineering from the University of Alberta, and graduated from the International Management Program at the Thunderbird School of Global Management, as well as the Advanced Management Program at the Wharton School of the University of Pennsylvania. In addition to Mr. Constable’s current public-company directorships noted in the box to the right, in the past five years he also served on the board of Sasol.

Key Contributions to the Board. Mr. Constable’s experience as a public company CEO, as well as his project-management expertise and broad international business experience, make him a valued member of the Board.

Director Since: July 2016 Independent Current Directorships: ABB Ltd Rio Tinto Limited Rio Tinto plc

8

Anadarko Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2019

H. PAULETT EBERHART (Lead Director)

Ms. Eberhart, 64, has served as Chairman and Chief Executive Officer of HMS Ventures, a privately held business involved with technology services and the acquisition and management of real estate since March 2014. From January 2011 through March 2014, she served as the President and Chief Executive Officer of CDI Corp. (NYSE: CDI) (CDI), a provider of engineering and information technology outsourcing and professional staffing services. She served as a consultant to CDI from April 2014 through December 2014. Ms. Eberhart also served as Chairman and Chief Executive Officer of HMS Ventures from January 2009 until January 2011. She served as President and Chief Executive Officer of Invensys Process Systems, Inc. (Invensys), a process automation company, from January 2007 to January 2009. From 1978 to 2004, she was an employee of Electronic Data Systems Corporation (EDS), an information technology and business process outsourcing company, and held roles of increasing responsibility over time, including senior level financial and operating roles. From 2003 until March 2004, Ms. Eberhart was President of Americas of EDS, and from 2002 to 2003 she served as President of Solutions Consulting at EDS. Ms. Eberhart is a Certified Public Accountant. In addition to Ms. Eberhart’s current public-company directorships noted in the box to the right, in the past five years she also served on the boards of Ciber, Inc., Cameron International Corporation, CDI and Advanced Micro Devices, Inc. (NASDAQ: AMD).

Key Contributions to the Board. Ms. Eberhart brings a wealth of accounting and financial experience to the Board, as well as managerial, manufacturing and global experience, through her numerous years of service as an executive officer for EDS, Invensys and CDI. She also held various other operating and financial positions during her 26 years at EDS. In addition, she gained significant experience through her service on the boards of other public companies and her involvement with various civic and charitable organizations.

Director Since: August 2004 Independent Current Directorships: LPL Financial Holdings Inc. Valero Energy Corporation

CLAIRE S. FARLEY

Ms. Farley, 59, serves as Vice Chair of Energy, advising the Energy group, for KKR & Co. L.P. (NYSE: KKR) (KKR), a global investment firm that manages investments including private equity, energy, infrastructure, real estate, credit strategies and hedge funds, since February 2017. Prior to that she served as Vice Chairman for KKR’s energy and infrastructure business from 2015 through February 2017, as Partner for KKR’s energy and infrastructure business from 2012 through 2015 and as Managing Director for KKR’s energy and infrastructure business from November 2011 through December 2012. Prior to joining KKR, from September 2010 to October 2011, Ms. Farley co-founded and served as Co-Chief Executive Officer of RPM Energy, LLC, which partnered with KKR to invest in unconventional oil and gas resources. Prior to co-founding RPM Energy, Ms. Farley was a Senior Advisor at Jefferies Randall & Dewey, the global oil and natural gas industry advisory group at Jefferies Group, Inc., from August 2008 to September 2010 and was Co-President of Jefferies Randall & Dewey from February 2005 to July 2008. Prior to that, Ms. Farley served as Chief Executive Officer of Randall & Dewey, an oil and natural gas asset transaction advisory firm, from September 2002 until its acquisition by Jefferies Group, Inc. in February 2005. From January 2001 to May 2002 she served as Chief Executive Officer of Trade-Ranger Inc., a start-up venture, and as Chief Executive Officer of Intelligent Diagnostics Corporation, also a start-up venture, from October 1999 to January 2001. Prior to that, Ms. Farley spent 18 years (1981 to 1999) at Texaco, Inc. where her roles included Chief Executive Officer, Hydro Texaco; President, North American Production Division; and President, Worldwide Exploration & New Ventures. In addition to Ms. Farley’s current public-company directorships noted in the box to the right, in the past five years she also served on the boards of Encana Corporation (TSX: ECA) (NYSE: ECA) and FMC Technologies, Inc.

Key Contributions to the Board. Ms. Farley is a respected leader in the energy industry with a strong track record of success, including extensive experience in finance, strategic investments, mergers and acquisitions, and exploration and new ventures.

Director Since: February 2017 Independent Current Directorships: LyondellBasell Industries N.V. TechnipFMC plc

9

Anadarko Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2019

PETER J. FLUOR

Mr. Fluor, 70, has been Chairman and Chief Executive Officer of Texas Crude Energy, LLC, a private, independent oil and gas exploration company located in Houston, Texas, since 1990. He has been employed by Texas Crude Energy, LLC since 1972 and took over the responsibilities of President in 1980. Mr. Fluor serves as lead director of Fluor Corporation (NYSE: FLR). In addition to Mr. Fluor’s current public-company directorship noted in the box to the right, in the past five years he also served on the board of Cameron International Corporation.

Key Contributions to the Board. Mr. Fluor brings more than 45 years of exploration and production operations, exploration and production service, finance, banking and managerial experience to the Board as a result of his experience at Texas Crude Energy, LLC, as well as his service as a director of other public companies and involvement with various civic and charitable organizations.

Director Since: August 2007 Independent Current Directorships: Fluor Corporation

JOSEPH W. GORDER

Mr. Gorder, 60, is Chairman, President and Chief Executive Officer of Valero Energy Corporation (NYSE: VLO) (Valero), an international manufacturer and marketer of transportation fuels, other petrochemical products and power. He served as President and Chief Operating Officer of Valero from November 2012, until he assumed the role of Chief Executive Officer on May 1, 2014. He assumed the role of Chairman of the Board effective December 31, 2014. Mr. Gorder previously served as Executive Vice President and Chief Commercial Officer beginning in January 2011, and formerly led Valero’s European operations from its London office. He previously served as Executive Vice President — Marketing and Supply beginning in December 2005. Prior to that, he held several positions with Valero and Ultramar Diamond Shamrock Corporation with responsibilities for corporate development and marketing. Mr. Gorder is also Chairman and Chief Executive Officer of Valero Energy Partners LP (NYSE: VLP), a midstream logistics master limited partnership formed by Valero in 2013.

Key Contributions to the Board. Mr. Gorder’s more than 30 years of career experience in and knowledge of global energy markets provides invaluable insight to the Board and strategically assists Anadarko as it pursues its expanding business opportunities.

Director Since: July 2014 Independent Current Directorships: Valero Energy Corporation Valero Energy Partners LP

10

Anadarko Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2019

JOHN R. GORDON

Mr. Gordon, 69, is Senior Managing Director of Deltec Asset Management LLC, a registered investment firm located in New York, New York. He was President of Deltec Securities Corporation from 1988 until it was converted into Deltec Asset Management LLC. Prior to joining Deltec Asset Management LLC, Mr. Gordon was a managing director of Kidder, Peabody & Co., where he spent 12 years in the firm’s corporate finance department.

Key Contributions to the Board. Mr. Gordon’s role as Senior Managing Director of Deltec Asset Management LLC since 1988 provides him with significant finance and banking experience (including in the energy industry) as well as considerable managerial expertise. He also has significant involvement in various civic and charitable organizations.

Director Since: April 1988 Independent

SEAN GOURLEY

Dr. Gourley, 38, has served as Chief Executive Officer of Primer Technologies, Inc., a company building software to power artificial intelligence applications for the finance and military intelligence industries, since he founded it in February 2015. From March 2009 to January 2015, he was the Chief Technology Officer of Quid, Inc., a San Francisco-based augmented intelligence company he founded that builds software for strategic decision-making. Dr. Gourley studied at The University of Oxford as a Rhodes Scholar where he received a Ph.D. in physics, and he received both his Bachelor of Science and Master of Science in physics from the University of Canterbury in Christchurch, New Zealand. He was additionally a Post-Doctoral Research Fellow at the Said Business School at Oxford University and is currently an Equity Partner with Data Collective Venture Capital Fund, investing in key data and algorithmic technologies.

Key Contributions to the Board. As a highly successful executive and entrepreneur in the technology sector, Dr. Gourley brings a unique and valuable perspective to the Board. His leadership in big data, algorithmic technologies, information technology and software pertaining to artificial intelligence and strategic decision-making provides skill sets to the Board that can be beneficially applied and leveraged across the Company’s global operations. Dr. Gourley’s expertise complements and enhances the Company’s ability to leverage technology as a competitive advantage.

Director Since: September 2015 Independent

MARK C. McKINLEY

Mr. McKinley, 61, has served as Managing Partner of MK Resources LLC, a private oil and gas development company specializing in the recovery and production of crude oil and the development of unconventional resource projects, for more than ten years. He is also the founder and President of Labrador Oil Company, a private oil and natural gas exploration and development firm. In addition, Mr. McKinley is the Managing Partner of M Natural Resource Partners, LP, which holds mineral, royalty and real estate interests, both directly and indirectly through various partnerships. Mr. McKinley currently serves on the Boards of Directors of the Merrymac McKinley Foundation and the Tip of the Spear Foundation.

Key Contributions to the Board. Mr. McKinley’s entrepreneurial, operational and business achievements during his long career in domestic and international oil and natural gas development bring valuable perspective to the Board.

Director Since: February 2015 Independent Current Directorships: Buckeye GP LLC

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Anadarko Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2019

ERIC D. MULLINS

Mr. Mullins, 55, serves as the Managing Director and Co-Chief Executive Officer of Lime Rock Resources, a company that he co-founded in 2005 which acquires, operates and improves lower-risk oil and natural gas properties. From May 2011 through October 2015, he also served as the Co-Chief Executive Officer and Chairman of the Board of Directors of LRE GP, LLC, the general partner of LRR Energy, L.P., an oil and natural-gas company. Prior to co-founding Lime Rock Resources, Mr. Mullins served as a Managing Director in the Investment Banking Division of Goldman Sachs (NYSE: GS) where he led numerous financing, structuring and strategic advisory transactions in the division’s Natural Resources Group. In addition to his current public-company directorships noted in the box to the right, in the past five years he served on the board of LRE GP, LLC.

Key Contributions to the Board. Mr. Mullins’s career experiences and knowledge in financing and strategic mergers and acquisitions for exploration and production companies greatly assists and enhances the Board’s ability to provide effective strategic oversight of a sustainable and growing enterprise.

Director Since: May 2012 Independent Current Directorships: Pacific Gas and Electric Company PG&E Corporation

R. A. WALKER (Chairman of the Board)

Mr. Walker, 61, was named Chairman of the Board of the Company in May 2013, in addition to the role of Chief Executive Officer and director, both of which he assumed in May 2012, and the role of President, which he assumed in February 2010. He previously served as Chief Operating Officer from March 2009 until his appointment as Chief Executive Officer. He served as Senior Vice President, Finance and Chief Financial Officer from September 2005 until March 2009. Mr. Walker is a Trustee for the Houston Museum of Natural Science, a member of the Business Council (Executive Committee), Business Roundtable, All-American Wildcatters (Chairman 2017 and 2018), and the Board of Directors of the American Petroleum Institute (Executive Committee). He also serves as a director and the Chairman of the Risk Committee at BOK Financial Corporation (NASDAQ: BOKF). In addition to his current public-company directorship noted in the box to the right, in the past five years Mr. Walker also served on the boards of CenterPoint Energy, Inc. (NYSE: CNP), as well as Western Gas Equity Holdings, LLC (NYSE: WGP) and Western Gas Holdings, LLC (NYSE: WES), both of which are subsidiaries of Anadarko.

Key Contributions to the Board. Mr. Walker has significant energy, banking and asset management experience, in addition to his role as Anadarko’s Chairman, President and Chief Executive Officer. He has served on numerous boards of public, private, industry trade associations and philanthropic organizations.

Director Since: May 2012 Not Independent – Management Current Directorships: BOK Financial Corporation

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Corporate Governance

BOARD AND COMMITTEE GOVERNANCE

Our Board recognizes that excellence in corporate governance is essential in carrying out our responsibilities to our stakeholders, including our stockholders, employees, customers, communities, and creditors, as well as to the environment. Our Corporate Governance Guidelines, By-Laws, Code of Business Conduct and Ethics, Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and written charters for the Audit Committee, the Compensation Committee, and the Governance and Risk Committee, all as amended from time to time, can be found on the Company’s website at http://www.anadarko.com/responsibility/good-governance. These documents provide the framework for our corporate governance. Any of these documents will be furnished in print free of charge to any stockholder upon request. You can submit such a request to the Corporate Secretary at 1201 Lake Robbins Drive, The Woodlands, Texas 77380.

Under the Company’s Corporate Governance Guidelines, directors are expected to attend regularly scheduled Board of Director meetings and meetings of committees on which they serve, as well as the annual meeting of stockholders. Each incumbent director who served on our Board during 2017 attended at least 75% of the meetings of the Board and the committees on which he or she served. There were 5 Board meetings in 2017. In addition, all of the incumbent directors attended the 2017 Annual Meeting of Stockholders (2017 Annual Meeting).

BOARD LEADERSHIP STRUCTURE

The Board believes that the combined Chairman and Chief Executive Officer (CEO) role, coupled with a strong and independent Lead Director, ensures open communication between the Board and executive management and promotes consistent and effective leadership of both the Board and executive management. In addition, the Board believes that a combined Chairman and CEO role is currently the best approach to promote long-term stockholder value for the reasons listed below. Mr. Walker was initially elected Chairman of the Board effective following the Company’s 2013 Annual Meeting and has been re-elected to such role each year since that time. As the Company’s CEO, Mr. Walker works in concert with the rest of our majority-independent Board and the independent Lead Director, Ms. Eberhart, to oversee the execution of the Company’s strategy.

•	Promotes Unified Approach on Corporate Strategy Development and Execution — Maintaining a combined position enables the Company’s CEO to act as a bridge between management and the Board, helping both to act with a common purpose. This also fosters consensus building and alignment on strategy and tactical execution of a Board-approved vision and strategy at the top levels within the Company.

•	Requires that the CEO Recognize Importance of Good Corporate Governance — Maintaining a combined position requires that the CEO’s responsibilities include a mastery of good corporate governance, a focus on broad stakeholder interests, and an open channel of communication, and requires the CEO to work together with the Lead Director as a team and to appreciate the vital importance of good governance practices in executing the Company’s strategy.

•	Provides Clear Lines of Accountability — A combined position has the practical effect of simplifying the accountability of the executive management team, thereby reducing potential confusion and fractured leadership.

•	Provides Clear Roadmap for Stockholder/Stakeholder Communications — A combined position provides the Company’s stakeholders the opportunity to deal with a single point of overall authority, which we believe results in more efficient and effective communications with stakeholders.

Role of Lead Director. Consistent with industry best practices, the Board has a strong and active Lead Director whose duties and responsibilities ensure the Company maintains a corporate governance structure with appropriate independence and balance. Our independent Lead Director’s duties are closely aligned with the role of an independent, non-executive chairman. Ms. Eberhart, who has previously served as Chair of the Audit Committee and currently serves as Chair of the Governance and Risk Committee, was initially appointed as Lead Director effective February 9, 2016. The Lead Director position is elected exclusively by the independent directors annually.

The Lead Director:

•	assists the Chairman and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board and the Company;

•	serves as a liaison between the Chairman and the independent directors;

•	works with the Chairman to approve all meeting agendas, including suggesting the inclusion of agenda items;

•	presides at executive sessions of the independent directors and, if applicable, the non-management directors, which are held in conjunction with each regularly scheduled quarterly meeting of the Board (or more frequently, if necessary), and any other meetings the Lead Director determines appropriate;

•	approves information sent to the Board and approves meeting schedules to assure there is sufficient time for discussion of all agenda items;

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Corporate Governance

•	has authority to call special meetings of the Board;

•	serves as a member of the Board’s Executive Committee, providing additional representation for the independent directors in all actions considered by the Executive Committee between Board meetings; and

•	is required to be available for consultation and direct communication if requested by major stockholders.

CEO Succession Planning. Management succession planning is a priority for our Board. The full Board is responsible for overseeing CEO succession planning, and assesses both expected and emergency CEO succession at least annually. The Board works with its committees and members of management as it deems appropriate to evaluate potential successors to the CEO.

The CEO provides the Board with recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. A similar process is also followed with regard to the other executive officers.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board’s role in the identification, assessment, oversight and management of potential risks that could affect the Company’s ability to achieve its strategic, operational and financial objectives consists of:

•	reviewing and discussing the Company’s risk framework and risk management policies;

•	facilitating appropriate coordination among the Board’s committees with respect to oversight of risk management by delegating oversight of the Company’s enterprise risk management program to the Governance and Risk Committee, the risk assessment framework and risk management policies, including the framework with respect to significant financial risk exposures, to the Audit Committee, and compensation risk to the Compensation Committee; and

•	periodically meeting with members of management, including members of the Company’s internal Risk Council, to identify, review and assess the Company’s major risk exposures and steps taken to monitor, mitigate and report such exposures.

Role of the Board’s Committees. The Governance and Risk Committee is responsible for oversight of the Company’s significant risk exposures and periodically reviews and discusses with members of management those risk exposures and the steps being taken to identify, monitor and mitigate such exposures. With the assistance of the Compensation Committee’s independent executive compensation consultant, the Compensation Committee is responsible for the oversight of the annual risk assessment of the Company’s compensation programs. The Audit Committee is responsible for oversight of the Company’s risk assessment framework and risk management policies, including the framework with respect to significant financial risk exposures, and periodically reviews and discusses such framework and policies with members of management.

Role of the Internal Risk Council. In order to facilitate oversight of potential risk exposures to the Company that have not been specifically delegated to any Board committee, the Board periodically meets with members of the Company’s internal Risk Council to review and assess the Company’s risk-management processes and to discuss significant risk exposures. Members of senior management comprise the Company’s internal Risk Council and provide periodic reports to the CEO, the Governance and Risk Committee and the full Board regarding the Company’s risk profile and risk-management strategies. In addition, the Company’s internal audit function regularly provides additional perspective and insight to the Audit Committee regarding potential risks facing the Company.

CORPORATE RESPONSIBILITY, ENVIRONMENTAL AND SUSTAINABILITY MATTERS

We are committed to operating in a sustainable manner and proactively working with the communities where we operate. We recognize our responsibility to operate safely in order to protect public health, our environment, and our employees and contractors, while finding and producing the oil and natural gas resources that fuel modern life. Anadarko’s core values form the foundation for all that we do and provide a path toward sustainability. Integrity and trust, servant leadership, open communication, people and passion, and commercial focus guide our employees’ daily activities and decisions.

Anadarko has maintained a constructive dialogue over the years with many of our stockholders and other stakeholders as we continuously seek to be responsive to those who are interested in matters of corporate social responsibility, which includes our health, safety, environmental and sustainability performance. In response to feedback from our stakeholders regarding climate-related matters, we have:

•	published a Climate Risk Statement found on the Company’s website at www.anadarko.com/climatechange;

•	committed to publish a scorecard on our website that shares enhanced quantitative data with respect to the Company’s global GHG emissions;

•	committed to increasing the level of information available in the Responsibility section of our website on a continuous basis; and

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Corporate Governance

•	committed to working collaboratively with a number of third-party providers of environmental, social and governance (ESG) reports and ratings to help improve the accuracy of their data.

In addition, to help safeguard the environment, the Company has established the following management committees that report to the Governance and Risk Committee of our Board:

•	Greenhouse Gas (GHG) and Air Quality Committee — evaluates and take actions to manage and reduce emissions, improve air quality and share information relevant to evolving GHG policies and issues;

•	Hydraulic Fracturing Committee — assists management with recommendations on the use of hydraulic fracturing fluid formulations and disclosure by third-party vendors; and

•	Water Committee — focuses on water strategy development pertaining to data management, prudent use, sourcing, technology development, advocacy and communication.

Further, the Company helped to develop and support API’s “The Environmental Partnership” program, which is an industry effort to increase transparency around methane reduction goals and results or measurements. This partnership is also an expansion of a program we helped pioneer with other industry partners, the Environmental Defense Fund, and state regulatory officials in Colorado. We are also working to reduce our own footprint by designing and constructing “low-emission” facilities and share information on those technologies on our website.

To respect and protect the safety and health of the public, our employees, our contractors and the environment, we are governed by our Environment, Health and Safety policies, which set forth our standards and expectations for all employees. Contractually and from a relationship perspective, we also expect our contractors, suppliers, agents and service providers to maintain business practices that are comparable to our own. We monitor our performance under these policies with the Governance and Risk Committee, which has responsibility for reviewing and discussing with management the Company’s environmental, health and safety programs.

Anadarko continues to have a strong focus on safety and that commitment is reflected in the Company’s 2018 AIP metrics discussed on page 37. We are committed to being an industry leader in this area and continually benchmark, using publicly available data, with our peers on safety performance, best practices, and measurements. Examples of our key safety practices include our LiveSAFE and SafeStart programs, as well as the Stop Work Authority, which empowers any employee or contractor to stop work immediately if something is deemed unsafe until the matter has been resolved.

Anadarko recognizes that as a responsible global operator, it is our obligation to respect human rights and comply with all applicable laws. In addition:

•	we require that our contractors adopt sound human rights practices designed to treat workers fairly, with dignity and respect, and provide a safe and healthy environment and conduct business in compliance with applicable environmental laws, labor laws and refrain from corrupt practices. In addition, we require our contractors to ensure that inhumane living conditions are prevented and prohibited with regard to their employees and contractors;

•	we require our contractors to remain in compliance with all applicable laws, including the prohibition of the practice, prevention and eradication of forced, bonded, indentured, involuntary convict or compulsory labor, as well as illegal child labor in its facilities and on any project or in connection with the services they provide us; and

•	similarly, we strongly support the eradication of any practices that create, nurture or sustain human trafficking. We reject human trafficking and modern day slavery in all its forms.

COMPENSATION COMMITTEE RISK ASSESSMENT

The Compensation Committee reviewed a comprehensive compensation risk assessment conducted independently by Frederic W. Cook & Co., Inc. (FW Cook), the Compensation Committee’s independent compensation consultant. The assessment focused on the design and application of the Company’s executive and non-executive compensation programs and whether such programs encourage excessive risk taking by executive officers and other employees. Based on the outcomes of this assessment and the Compensation Committee’s review, the Compensation Committee believes that the Company’s compensation programs (i) do not motivate our executive officers or our nonexecutive employees to take excessive risks, (ii) are well designed to encourage behaviors aligned with the long-term interests of stockholders, and (iii) are not reasonably likely to have a material adverse effect on the Company.

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Corporate Governance

Anadarko’s compensation programs are designed to support and reward appropriate risk taking and include the following:

•	an appropriate balance of fixed versus variable pay, cash and equity pay components, operating and financial performance measures, short-term and long-term performance periods, extended vesting schedules, and established formulas and discretion;
•	established policies to mitigate compensation risk including significant stock ownership requirements for officers of the Company, insider-trading prohibitions, clawback provisions, and specified caps on incentive awards; and

•	independent Compensation Committee oversight, which also extends to incentive plans below the executive officer level.

COMMITTEES OF THE BOARD

The Board has four standing committees: (i) the Audit Committee; (ii) the Compensation Committee; (iii) the Governance and Risk Committee; and (iv) the Executive Committee. For each of the standing committees of the Board, the table below shows the current membership, the principal functions and the number of meetings held in 2017:

Name, Members and Meetings	Principal Functions
AUDIT COMMITTEE(1) Eric D. Mullins (Chair)(2) David E. Constable Claire S. Farley Mark C. McKinley Meetings in 2017: 7

•  Discusses the integrity of the Company’s accounting policies, internal controls, financial reporting practices and the financial statements with management, the independent auditor and internal audit.

•  Reviews and discusses with management the Company’s risk assessment framework and risk management policies, including the framework with respect to significant financial risk exposures.

•  Monitors the qualifications, independence and performance of the Company’s internal audit function and independent auditor, and meets periodically with management, internal audit and the independent auditor in separate executive sessions.

•  Establishes and maintains procedures for the submission, receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal controls or auditing matters, including those received through the confidential anonymous Anadarko Hotline.

•  Monitors compliance with legal and regulatory requirements and the business practices and ethical standards of the Company.

•  Approves the appointment, compensation, retention and oversight of the work of the Company’s independent auditor and establishes guidelines for the retention of the independent auditor for any permissible services.

•  Prepares the Audit Committee report, which is on page 29.

COMPENSATION AND BENEFITS COMMITTEE(3) Joseph W. Gorder (Chair) Peter J. Fluor John R. Gordon Meetings in 2017: 7

•  Approves and evaluates the Company’s director and officer compensation plans, policies and programs.

•  Conducts an annual review and evaluation of the CEO’s performance in light of the Company’s goals and objectives.

•  Retains, and is directly responsible for the oversight of, compensation or other consultants to assist in the evaluation of director or executive compensation and otherwise to aid the Compensation Committee in meeting its responsibilities. For additional information on the role of compensation consultants, please see Compensation Discussion and Analysis beginning on page 32.

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Corporate Governance

Name, Members and Meetings	Principal Functions
COMPENSATION AND BENEFITS COMMITTEE (Continued)

•  Reviews annually the Company’s compensation-related risk profile to confirm that compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•  Reviews and discusses with its independent compensation consultants and senior management periodically the Company’s policy on executive severance arrangements, and recommends any proposed changes to the Board to the extent required by the Compensation Committee charter.

•  Reviews the Compensation Discussion and Analysis, disclosures for advisory votes by stockholders on executive compensation, including frequency of such votes, and other relevant disclosures made in the proxy statement.

•  Produces an annual Compensation Committee report, which is on page 30.

GOVERNANCE AND RISK COMMITTEE(4) H. Paulett Eberhart (Chair) Anthony R. Chase Sean Gourley Meetings in 2017: 5

•  Recommends nominees for director to the full Board and, subject to the Board’s power and authority to determine the eligibility of nominees nominated by stockholders pursuant to Section 2.9 of the Company’s By-Laws, ensures such nominees possess the director qualifications set forth in the Company’s Corporate Governance Guidelines.

•  Reviews the qualifications of existing Board members before they are nominated for re-election to the Board.

•  Recommends members of the Board for committee membership.

•  Proposes Corporate Governance Guidelines for the Company and reviews them annually.

•  Oversees the Company’s compliance structure and programs.

•  Develops and oversees an evaluation process for the Board and its committees.

•  Reviews and approves related-person transactions in accordance with the Board’s procedures.

•  Reviews and investigates reports to the confidential anonymous Anadarko Hotline regarding material non-financial matters.

•  Reviews and discusses with management the Company’s significant risk exposures and the steps management has taken to identify, monitor and mitigate such exposures.

•  Oversees the work of the Company’s independent reserve engineering consultant.

•  Oversees the Anadarko Petroleum Corporation Political and Public Engagement Policy and the Company’s political activity, including annually reviewing the Company’s political contributions and trade association payments.

•  Reviews and discusses with management the Company’s environmental, health and safety programs.

EXECUTIVE COMMITTEE R. A. Walker (Chair) H. Paulett Eberhart Joseph W. Gorder Eric D. Mullins Meetings in 2017: 0

•  Acts with the power and authority of the Board, in accordance with the Company’s By-Laws, in the management of the business and affairs of the Company while the Board is not in session.

•  Approves specific terms of financing or other transactions that have previously been approved by the Board.

(1)	The Board has determined that each member of the Audit Committee is independent as independence for audit committee members is defined in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (Exchange Act), and under the standards set forth by the NYSE. None of the Audit Committee members serve on the audit committee of more than two other public companies.

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Corporate Governance

(2)	The Board has determined that Mr. Mullins qualifies as an “audit committee financial expert” under the rules of the SEC based upon his education and employment experience.

(3)	The Board has determined that each member of the Compensation Committee is: (i) independent under the standards set forth by the NYSE that govern Compensation Committee membership; (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act; and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (IRC).

(4)	The Board has determined that each member of the Governance and Risk Committee is independent under the standards set forth by the NYSE that govern Board membership.

BOARD OF DIRECTORS

Director Independence

In accordance with NYSE rules, the Sarbanes-Oxley Act of 2002, the Exchange Act, and the rules and regulations adopted thereunder, and the Company’s Corporate Governance Guidelines, the Board must affirmatively determine the independence of each director and director nominee in accordance with the Company’s director independence standards, which are contained in the Company’s Corporate Governance Guidelines found on the Company’s website at http://www.anadarko.com/content/documents/apc/responsibility/governance_documents/corp_gov_guidelines_111016.pdf.

Based on the standards contained in our Corporate Governance Guidelines, and the recommendation by the Governance and Risk Committee, the Board has determined that each of the following non-employee director nominees is independent and has no material relationship with the Company that could impair such nominee’s independence:

• Anthony R. Chase	• Joseph W. Gorder
• David E. Constable	• John R. Gordon
• H. Paulett Eberhart	• Sean Gourley
• Claire S. Farley	• Mark C. McKinley
• Peter J. Fluor	• Eric D. Mullins

In addition, Kevin P. Chilton was determined to be independent during his service as a director on the Board prior to his retirement from the Board effective in May 2017, and Richard L. George was determined to be independent during his service as a director on the Board prior to his death in August 2017. Mr. Walker is not independent given his role as President and CEO of the Company.

For information regarding our policy on Transactions with Related Persons, please see page 71 of this proxy statement.

Director Nominee Selection Process

The Company’s Corporate Governance Guidelines require that with respect to director positions not currently filled, the Governance and Risk Committee (or a subcommittee thereof):

•	identify the personal characteristics needed in a director nominee so that the Board as a whole will possess such qualifications as more fully identified below;

•	compile, through such means as the Governance and Risk Committee considers appropriate, a list of potential director nominees thought to possess the individual qualifications identified in the Corporate Governance Guidelines, as well as any additional specific qualifications the Board deems appropriate at the time;

•	engage an outside consultant, as necessary, to assist in the search for qualified nominees;

•	review the background, character, experience and temperament of each potential nominee;

•	conduct interviews, and if appropriate recommend that other members of the Board and/or management interview such potential nominee; and

•	evaluate each potential nominee in relation to the culture of the Company and the Board, which emphasizes independent thinking and teamwork.

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Corporate Governance

Board Qualifications and Refreshment. The Board has a rigorous process to ensure that the composition of directors is diverse, balanced and aligned with the evolving needs of the Company. As stated in our Corporate Governance Guidelines, one of the core competencies our Board has identified in assessing the qualifications of the Board as a whole is a diversity of experience, professional expertise, perspective and age in order to ensure the Board had the proper mix of skills and experience to provide effective oversight.

The Board recognizes that such diversity is an important factor in board composition and, although the Board does not have a formal policy, the Governance and Risk Committee ensures that such diversity considerations are discussed in connection with each candidate for director. The Board considers the Company’s long-term strategy in evaluating what current and future skills and experience are required and weighs those skills when evaluating the directors as well as potential director candidates.

As part of this process, our Board reviews a director skill set chart that identifies expertise, experience and other characteristics that the Board believes contribute to an effective and well-functioning board and that the Board as a whole should possess.

The Governance and Risk Committee considers these and other factors and the extent to which such attributes can be represented when evaluating potential candidates for the Board. Other factors considered include board refreshment and director tenure. Together, this balance of skill sets, experiences and personal backgrounds allows our directors to provide the diversity of thought that is critical to the Board’s decision-making and oversight process.

  Board Refreshment Since May 2012

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Corporate Governance

Annual Board Evaluation Process

The Board is committed to continuous improvement with respect to its ability to carry out its responsibilities. Each year the Board and its independent committees conduct self-evaluations related to their performance, including an evaluation of each director. These annual evaluations are an important tool to ensure the Board is well-positioned to provide effective oversight. The Governance and Risk Committee supervises the performance evaluations and uses various processes from year to year in order to solicit feedback, including periodic in-person interviews conducted by the Lead Director with each of the Board members. The topics covered in the evaluation include:

•	the effectiveness of the Board and committee leadership structure;

•	Board and committee skills, composition, diversity, and succession planning;

•	Board culture and dynamics, including the effectiveness of discussion and debate at Board and committee meetings;

•	the quality of Board and committee agendas and the appropriateness of Board and committee priorities; and

•	Board/management dynamics, including the quality of management presentations and information provided to the Board and committees.

The Board considers the results of the evaluations when assessing the qualifications of the Board and to further enhance the effectiveness of the Board and its committees over time.

Director Continuing Education

The Company’s Director Education Policy encourages all members of the Board to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and best practices relevant to their contribution to the Board as well as their responsibilities in their specific committee assignments. The Director Education Policy provides that the Company will reimburse directors for the costs associated with attending any director education program.

Communication with Directors of the Company

The Board welcomes questions or comments about the Company and its operations. Interested parties who wish to communicate with the Board, including the Lead Director, the independent directors, or any individual director, may contact the Chair of the Governance and Risk Committee at governanceriskchair@anadarko.com or at Anadarko Petroleum Corporation, Attn: Corporate Secretary, 1201 Lake Robbins Drive, The Woodlands, Texas 77380. If requested, any questions or comments will be kept confidential to the extent reasonably possible. Depending on the subject matter, the Chair of the Governance and Risk Committee, with the assistance of the Corporate Secretary, will:

•	forward the communication to the director or directors to whom it is addressed;

•	refer the inquiry to the General Counsel for referral to the appropriate corporate department if it is a matter that does not appear to require direct attention by the Board or an individual director; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

These procedures may change from time to time, and you are encouraged to visit our website at http://www.anadarko.com for the most current means of contacting our directors. If you wish to request copies of any of our governance documents, please refer to page 13 of this proxy statement for instructions.

Stockholder Participation in the Selection of Director Nominees

Proxy Access. In September 2015, the Board amended the Company’s By-Laws to implement proxy access after conducting extensive stockholder engagement. Eligible stockholders may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the proxy access provisions of Section 2.9(C) of our By-Laws. An eligible stockholder generally must deliver the Stockholder Notice (as defined in our By-Laws) to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date (as stated in the Company’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders and otherwise comply with all of the requirements of the By-Laws. For the 2019 Annual Meeting of Stockholders, we must receive notice of the nomination for inclusion in the Company’s proxy materials no earlier than October 31, 2018 and no later than November 30, 2018.

Other Director Nominations. Our By-Laws also provide that any stockholder intending to nominate a candidate for election to the Board or proposing any business to be brought before an annual meeting of stockholders, which nomination is not submitted for inclusion in the Company’s proxy materials pursuant to Section 2.9(C) of the By-Laws, generally must deliver written notice by mail to the Company’s Corporate Secretary at the principal executive officers of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the

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Corporate Governance

120th day, prior to the first anniversary of the preceding year’s annual meeting. The notice must include information specified in the By-Laws. For the 2019 Annual Meeting of Stockholders, we must receive notice of your intention to nominate a director or to introduce an item of business at that meeting no earlier than January 15, 2019 and no later than February 14, 2019.

The Board will consider individuals identified by stockholders on the same basis as nominees identified from other sources. During the past year, no stockholder submitted names of individuals to the Governance and Risk Committee for nomination to the Company’s Board pursuant to the procedures discussed above.

The Board will consider individuals identified by stockholders on the same basis as nominees identified from other sources. During the past year, no stockholder submitted names of individuals to the Governance and Risk Committee for nomination to the Company’s Board pursuant to the procedures discussed above.

The Chairman of the meeting may disregard any nomination of a candidate for director or refuse to allow the transaction of any business under a proposal if such is not made in compliance with the procedures in our By-Laws or other requirements of rules under the Exchange Act. For more information on stockholder participation in the selection of director nominees, please refer to Section 2.9 in our By-Laws, which are posted on the Company’s website at http://www.anadarko.com/content/documents/

apc/responsibility/governance_documents/ 2015-09-21_by-laws.pdf.

Compensation and Benefits Committee Interlocks and Insider Participation

The Compensation Committee consists of three independent directors, Messrs. Fluor, Gorder and Gordon. None of our executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

Director Compensation

The Compensation Committee is responsible for determining the type and amount of compensation for non-employee directors. The program is reviewed annually to ensure that it is appropriately designed to attract qualified individuals who possess the expertise and skill set required by the Company’s Board members. In setting non-employee director compensation, the Compensation Committee considers the competitive market as well as the significant amount of time that non-employee directors spend in fulfilling their duties to the Company and its stockholders. To assist in the 2017 annual review of director compensation, the Compensation Committee directly retained FW Cook as its outside independent compensation consultant to provide benchmark compensation data and recommendations for compensation program design.

The Anadarko Petroleum Corporation 2008 Director Compensation Plan and the Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan, as amended and restated (2012 Omnibus Plan), limit the total compensation, both cash and stock-based compensation, that non-employee directors may receive annually under any of the Company’s compensation plans. Mr. Walker does not receive any compensation for his service as a director.

Annual Board Retainer and Other Fees. The following is a schedule of annual retainers for non-employee directors in effect during 2017, payable on a quarterly basis:

2017 Annual Retainer	Amount($)
Annual Board Retainer	110,000
Additional Annual Retainer for Chair of Audit Committee, Compensation Committee and Governance and Risk Committee	25,000
Additional Annual Retainer for Lead Director	35,000

To compensate a director in a year when there is an unusually high level of service required, a per-meeting fee of $2,000 will be paid for each meeting attended in excess of 20 combined Board and committee meetings in a calendar year. In addition, the Company may establish special committees of the Board from time to time and provide for additional retainers in connection therewith.

Non-employee directors may receive their annual retainer and per-meeting fees, if applicable, in cash or, if eligible, defer such cash compensation into the Anadarko Deferred Compensation Plan (described below), or any combination thereof. Non-employee directors may also elect to receive a number of deferred shares of common stock in lieu of all or a portion of such cash compensation, the grant date fair value of which, calculated pursuant to FASB ASC Topic 718, is approximately equal to the forgone cash compensation. These deferred shares may not be distributed to the non-employee director earlier than one year from the date of grant (except in the event of a separation from the Board due to death, disability or a change of control). This election option to receive deferred shares of common stock, in lieu of cash compensation, provides non-employee directors a method to invest in the Company as a stockholder and further aligns their interests with the interests of the Company’s stockholders.

21

Corporate Governance

Deferred Compensation Plan for Non-Employee Directors. Non-employee directors who are resident in the U.S. may participate in the Company’s Deferred Compensation Plan. The Deferred Compensation Plan allows non-employee directors to defer receipt of up to 100% of their cash compensation, and to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds. The interest rate earned on the deferred amounts is not above-market or preferential. In general, deferred amounts are distributed to the participant upon leaving the Board or at a specific date as elected by the participant. No directors elected to defer compensation during 2017.

Stock Plan for Non-Employee Directors. In addition to the annual retainer and per-meeting fees, if applicable, non-employee directors receive annual equity grants. Equity grants to non-employee directors are awarded each year on the date of the Company’s annual meeting of stockholders. For 2017, each non-employee director who was elected at the 2017 Annual Meeting received an annual deferred share grant with a grant date fair value (calculated pursuant to FASB ASC Topic 718) of approximately $250,000. Ms. Farley also received a prorated equity grant when she was elected to the Board in February 2017. Non-employee directors may elect to receive their shares on a specific date, but not earlier than one year from the date of grant (except in the event of a separation from the Board due to death, disability or a change of control). Stock-based awards made to non-employee directors are made pursuant to the Anadarko Petroleum Corporation 2008 Director Compensation Plan, which expires on May 19, 2018. After that date, stock-based awards made to non-employee directors will be made pursuant to the 2012 Omnibus Plan.

Stock Ownership Requirement for Non-Employee Directors. Non-employee directors are required to hold stock with a value equivalent to seven times the annual Board retainer and have five years from the date of their initial election to the Board to comply. All non-employee directors exceeded their ownership requirement at December 31, 2017, other than certain directors who are still within the five-year compliance period.

Other Compensation. Non-employee directors are covered under the Company’s Accidental Death & Dismemberment Plan and the Company pays the annual premium for such coverage on behalf of each non-employee director. The Company also provides each non-employee director with Personal Excess Liability coverage and pays the annual premium on their behalf. The Company maintains an Aid to Education Program under which certain gifts made by employees, officers, non-employee directors and retired employees to qualified institutions of learning are matched on a two-to-one basis. The maximum contribution matched per donor, per calendar year is $2,500, resulting in a maximum Company yearly match of $5,000 per donor.

22

Corporate Governance

DIRECTOR COMPENSATION TABLE FOR 2017

The following table sets forth information concerning total non-employee director compensation earned during the 2017 fiscal year by each director who served on the Board in 2017. Mr. Walker does not receive any compensation for his service as a director:

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total($)
Anthony R. Chase(4)	119,600	250,021	0	0	0	1,857	371,478
Kevin P. Chilton(5)	39,600	0	0	0	0	1,784	41,384
David E. Constable(4)	112,050	250,021	0	0	0	1,857	363,928
H. Paulett Eberhart(6)	0	420,117	0	0	0	1,857	421,974
Claire S. Farley(4)(5)	101,100	311,175	0	0	0	974	413,249
Peter J. Fluor(6)	0	360,081	0	0	0	1,857	361,938
Richard L. George(5)(6)	0	316,047	0	0	0	1,810	317,857
Joseph W. Gorder(6)	0	385,089	0	0	0	1,857	386,946
John R. Gordon	110,000	250,021	0	0	0	1,857	361,878
Sean Gourley	110,000	250,021	0	0	0	1,857	361,878
Mark C. McKinley(6)	55,000	305,101	0	0	0	1,857	361,958
Eric D. Mullins(6)	0	385,089	0	0	0	1,857	386,946

(1)	The amounts included in this column represent the aggregate grant date fair value of the annual deferred shares granted to each non-employee director and the deferred shares granted to those directors who elected to receive deferred shares in lieu of their retainer. Messrs. Fluor, Gorder, and Mullins, and Ms. Eberhart each received 5,346 deferred shares granted in connection with their election by stockholders on May 10, 2017, with the value of each grant computed in accordance with FASB ASC Topic 718 in the amount of $250,021. For Ms. Farley, the amount includes 1,018 deferred shares granted upon her appointment to the Board on February 9, 2017, which represents a pro-rata grant for her partial year of service from appointment through the 2017 Annual Meeting, in the amount of $61,154. For Mr. George, the amount includes a grant date fair value in the amount of $250,061 for a grant of 5,261 deferred shares, 756 of which were surrendered for Canadian withholding taxes. The value ultimately realized by each director may or may not be equal to this determined value. For a discussion of valuation assumptions, see Note 22 — Share-Based Compensation of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2017. As of December 31, 2017, each of the non-employee directors had aggregate outstanding deferred shares as follows: Mr. Chase — 17,410; Mr. Constable — 9,956; Ms. Eberhart — 49,592; Ms. Farley — 6,364; Mr. Fluor — 45,076; Mr. Gorder — 21,749; Mr. Gordon — 55,365; Dr. Gourley — 14,039; Mr. McKinley — 16,310; and Mr. Mullins — 20,038.

(2)	The non-employee directors did not receive any stock option awards in 2017; however, as of December 31, 2017, only the following non-employee directors had aggregate outstanding vested and exercisable stock options as follows: Mr. Fluor — 5,650 and Mr. Gordon — 5,650. There were no unvested options as of December 31, 2017.

(3)	For all non-employee directors, except for Gen. Chilton, Ms. Farley, and Mr. George whose values were pro-rated, the amounts in this column include annual premiums paid by the Company for each director’s benefit for Accidental Death & Dismemberment (AD&D) coverage in the amount of $114. With the exception of Ms. Farley, whose value includes $872 for Personal Excess Liability (PEL) coverage for her partial year of service on the Board for 2017, all other non-employee directors’ value includes the amount of $1,743 for PEL coverage.

(4)	The amount in the Fees Earned or Paid in Cash column includes fees earned for service on a special committee of the Board established in 2017 to provide review and oversight with respect to various activities in Colorado. The fees include an annual retainer for the chairman of the committee, Mr. Chase, in the amount of $15,000 and an annual fee for committee members of $5,000.

23

Corporate Governance

(5)	Gen. Chilton retired from the Board effective May 10, 2017. Ms. Farley was appointed to the Board effective February 9, 2017. Mr. George passed away on August 1, 2017.

(6)	In lieu of this director’s retainer or other fees, the director elected to receive a grant of deferred shares: Ms. Eberhart — 3,632; Mr. Fluor — 2,350; Mr. George — 1,223 (195 of which were surrendered for Canadian withholding taxes); Mr. Gorder — 2,884; Mr. McKinley — 1,176; and Mr. Mullins — 2,884. The grant date fair value of these deferred shares, computed in accordance with FASB ASC Topic 718, is included in the “Stock Awards” column of this table: $170,096, $110,060, $65,986, $135,068, $55,080, and $135,068 for Ms. Eberhart and Messrs. Fluor, George, Gorder, McKinley and Mullins, respectively.

24

Security Ownership of Certain

Beneficial Owners and Management

The information provided below summarizes the beneficial ownership of each NEO, each of our directors, all of our directors and executive officers as a group, and owners of more than five percent of our outstanding common stock. Generally, “beneficial ownership” includes those shares of common stock held by someone who has investment and/or voting authority of such shares or has the right to acquire such common stock within 60 days. The ownership includes common stock that is held directly and also stock held indirectly through a relationship, a position as a trustee, or under a contract or understanding. The address of the persons below, unless otherwise indicated is 1200 Lake Robbins Drive, The Woodlands, TX 77380.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth the number and percentage of Anadarko common stock beneficially owned by our NEOs, each of our directors, and all of our executive officers and directors as a group as of March 20, 2018. None of the common stock beneficially owned as set forth below is pledged as security.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)	Stock Acquirable Within 60 Days	Total Beneficial Ownership(3)(4)(5)	Percent of Class
R. A. Walker(6)	307,517	724,201	1,031,718	*
Robert G. Gwin(7)	62,391	148,520	210,911	*
Daniel E. Brown	17,965	79,482	97,447	*
Mitchell W. Ingram	28,612	18,263	46,875	*
Robert K. Reeves(8)	220,584	217,880	438,464	*
Anthony R. Chase	23,636	—	23,636	*
David E. Constable	9,956	—	9,956	*
H. Paulett Eberhart	49,592	—	49,592	*
Claire S. Farley	6,364	—	6,364	*
Peter J. Fluor	160,145	5,650	165,795	*
Joseph W. Gorder	21,749	—	21,749	*
John R. Gordon	180,375	5,650	186,025	*
Sean Gourley	14,039	—	14,039	*
Mark C. McKinley	17,222	—	17,222	*
Eric D. Mullins	29,101	—	29,101	*
All directors and executive officers as a group (17 persons)	1,177,860	1,342,116	2,519,976	*

*	Less than one percent.

(1)	This column does not include shares of common stock that the directors or executive officers of the Company have the right to acquire within 60 days of March 20, 2018. This column does include shares of common stock held in the Company’s Benefits Trust as a result of the director compensation and deferral elections made in accordance with our benefit plans described elsewhere in this proxy statement. Those shares are subject to shared voting power with the trustee under that Trust and receive dividend equivalents on such shares, but the individuals do not have the power to dispose of, or direct the disposition of, such shares until such shares are distributed to them. In addition, some shares of common stock reflected in this column for certain individuals are subject to restrictions.

(2)	This column does not include the following number of restricted stock units, which are payable (after taxes are withheld) in the form of Company common stock: Mr. Walker — 101,058; Mr. Gwin — 37,566; Mr. Brown — 47,565; Mr. Ingram — 55,077; and Mr. Reeves — 33,050. The restricted stock units do not have voting rights but do receive dividend equivalents which are reinvested in Company stock and paid upon vesting of the underlying award.

(3)

In addition to the Anadarko common stock reported in the table, as of December 31, 2017, the directors and executive officers beneficially owned common units of Western Gas Partners, LP (WES) as follows: Mr. Walker — 6,900;

25

Security Ownership of Certain

Beneficial Owners and Management

Mr. Gwin — 5,000; Mr. Reeves — 9,000; and Mr. McKinley — 9,000. The Company owns a majority interest in WES indirectly through its wholly-owned subsidiaries. As of December 31, 2017, there were 152,602,105 common units of WES outstanding. The directors and executive officers, individually and as a group, beneficially own less than one percent of WES’s outstanding common units.

(4)	In addition to the Anadarko common stock reported in the table, as of December 31, 2017, the directors and executive officers beneficially owned common units of Western Gas Equity Partners, LP (WGP) as follows: Mr. Walker — 9,900; Mr. Gwin — 100,000; Mr. Reeves — 9,000; and Mr. Fluor — 61,118. Mr. Fluor disclaims beneficial ownership with respect to 61,117 common units that are owned by his spouse. As of December 31, 2017, there were 218,933,141 common units of WGP outstanding. The directors and executive officers, individually and as a group, beneficially own less than one percent of WGP’s outstanding common units.

(5)	In addition to the Anadarko common stock reported in the table, as of December 31, 2017 Mr. Walker owned 2,500 tangible equity units (TEUs). In June 2015, the Company issued 9.2 million TEUs. Each TEU is comprised of a prepaid equity purchase contract for common units of WGP and a senior amortizing note. Anadarko has a right to elect to issue and deliver shares of Anadarko common stock in lieu of delivering WGP common units at settlement, which, unless settled earlier at the holder’s option, is June 7, 2018. The directors and executive officers, individually and as a group, beneficially own less than one percent of the outstanding TEUs.

(6)	Includes 108,000 shares of common stock held by a limited liability company (LLC) over which Mr. Walker and his spouse exercise investment control. The membership interests in the LLC are held by Mr. Walker, his spouse and family trusts of which he is the trustee.

(7)	In 2017, Mr. Gwin transferred the economic interest in certain stock options and restricted stock units of Company common stock pursuant to a domestic relations order (DRO). The shares reported do not reflect the stock options or restricted stock units in which he has no economic or beneficial interest.

(8)	Includes 95,000 shares of common stock held by an FLP. Two LLCs serve as the general partners of the FLP. Mr. Reeves serves as the sole manager of one of the LLCs and his spouse serves as the sole manager of the other. The limited partner interests in the FLP are held by family trusts of which Mr. Reeves is the trustee. Mr. Reeves disclaims beneficial ownership of these shares.

26

Security Ownership of Certain

Beneficial Owners and Management

CERTAIN BENEFICIAL OWNERS

The following table shows certain information regarding the beneficial ownership of the Company’s common stock as of March 20, 2018 by each person who is known by the Company to beneficially own more than five percent of the Company’s common stock.

As of March 20, 2018, 515,327,862 shares of the Company’s common stock were outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Dodge & Cox 555 California Street, 40th Floor San Francisco, California 94104	46,385,642	(1)	9.00%
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	41,056,636	(2)	7.97%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	39,973,306	(3)	7.76%
Common Stock	State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	28,188,442	(4)	5.47%
Common Stock	Clearbridge Investments, LLC 620 8th Avenue New York, NY 10018	27,782,772	(5)	5.39%

(1)	Based upon its Schedule 13G filed February 13, 2018, with the SEC with respect to Company securities held as of December 31, 2017, Dodge & Cox has sole voting power as to 43,965,832 shares of common stock and sole dispositive power as to 46,385,642 shares of common stock.

(2)	Based upon its Schedule 13G filed January 29, 2018, with the SEC with respect to Company securities held as of December 31, 2017, BlackRock, Inc. has sole voting power as to 36,530,852 shares of common stock, shared voting power as to 2,854 shares of common stock, sole dispositive power as to 41,053,782 shares of common stock and shared dispositive power as to 2,854 shares of common stock.

(3)	Based upon its Schedule 13G filed February 12, 2018, with the SEC with respect to Company securities held as of December 31, 2017, The Vanguard Group has sole voting power as to 773,843 shares of common stock, shared voting power as to 124,785 shares of common stock, sole dispositive power as to 39,112,701 shares of common stock and shared dispositive power as to 860,605 shares of common stock.

(4)	Based upon its Schedule 13G filed February 13, 2018, with the SEC with respect to Company securities held as of December 31, 2017, State Street Corporation has shared voting power as to 28,188,442 shares of common stock and shared dispositive power as to 28,188,442 shares of common stock.

(5)	Based upon its Schedule 13G filed February 14, 2018, with the SEC with respect to Company securities held as of December 31, 2017, Clearbridge Investments, LLC has sole voting power as to 26,863,881 shares of common stock and sole dispositive power as to 27,782,772 shares of common stock.

27

Section 16(a) Beneficial

Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Officers, directors and more than 10% stockholders are required by the SEC’s regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted with copies of all Section 16(a) forms they filed with the SEC.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting obligations of the Company’s officers, directors and more than 10% stockholders under Section 16(a) were satisfied during the year ended December 31, 2017.

28

Audit Committee Report

The following report of the Audit Committee of the Company, dated February 12, 2018, shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board is responsible for independent, objective oversight of the Company’s accounting functions and internal control over financial reporting. The Audit Committee is composed of four directors, each of whom is independent as defined by the New York Stock Exchange (NYSE) listing standards. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the Company’s website at http://www.anadarko.com/content/documents/apc/responsibility/governance_documents/2013-11-07_audit_committee_charter.pdf.

Management is responsible for the Company’s internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing an independent audit of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

KPMG LLP served as the Company’s independent auditor during 2017 and was appointed by the Audit Committee to serve in that capacity for 2018 (and we are seeking ratification by the Company’s stockholders at this Annual Meeting of such appointment). KPMG LLP has served as the Company’s independent auditor since its initial public offering in 1986, and served as the independent auditor of its predecessor since 1981 when it was a wholly owned subsidiary of another company.

In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2017 audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017. The Audit Committee also discussed with the independent auditor the matters required to be discussed by standards of the Public Company Accounting Oversight Board (PCAOB).

The Audit Committee also received the written disclosures and the letter from the independent auditor required by the PCAOB regulating the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditor that firm’s independence.

Based upon the Audit Committee’s review and discussions with management and the independent auditor referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

THE AUDIT COMMITTEE

Eric D. Mullins, Chair

David E. Constable

Claire S. Farley

Mark C. McKinley

29

Compensation and Benefits Committee Report on

2017 Executive Compensation

The Compensation Committee, the members of which are listed below, is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND BENEFITS COMMITTEE

Joseph W. Gorder, Chair

Peter J. Fluor

John R. Gordon

30

Letter from the Chair of the

Compensation and Benefits Committee

The Compensation and Benefits Committee values the feedback from our investors regarding our executive compensation programs. We have a strong track record of engaging with stockholders and responding to the feedback received, as evidenced by the evolution of, and stockholder support for, our executive compensation programs. Based on feedback from our stockholders received this past year, the Compensation and Benefits Committee has continued to make refinements to the Company’s compensation programs, including revising our Annual Incentive Program (AIP) for 2018 to more directly reflect capital efficiency in the performance metrics and further increase our focus on the safety of our employees and contractors. The updates are discussed in detail beginning on page 32.

We believe that the compensation programs we have established properly align the pay that executives may realize with stockholder returns. As you will see in the disclosure that follows, the Company’s recent absolute and relative stock price performance was clearly reflected in the compensation realized by executive officers in 2017. Anadarko’s executive compensation programs are well designed for a cyclical, commodity driven and capital intensive industry that must focus and retain top talent throughout periods of rising and falling commodity prices.

We appreciate your ongoing engagement, feedback and support as we continue our efforts to structure programs aligned with long-term stockholder value.

THE COMPENSATION AND BENEFITS COMMITTEE
Joseph W. Gorder, Chair

31

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Our Mission and Strategy

Our objective is to deliver competitive returns on, and of, capital to stakeholders by exploring for and commercially developing oil and natural gas resources vital to the world’s health and welfare by:

•	exploring for and commercially developing resources globally;

•	ensuring health, safety, and commercial excellence;

•	focusing on financial discipline, flexibility, and value and creation;

while demonstrating the Company’s core values of integrity and trust, servant leadership, people and passion, commercial focus, and open communication in all that we do.

Executing on Our Strategy

Using capital efficiency as a foundational principle to deliver on our strategy, capital will be allocated at the asset level based on expected return, and measured on a per debt-adjusted share (DAS) basis for company performance. We plan to create attractive returns on, and of, capital in 2018 by:

•	investing within cash flow, which has been a foundational principle for over a decade, based on an expected $50 oil and $3 natural gas environment, and if realized prices are higher than expected, returning capital to stakeholders versus materially increasing our investment plans;
•	producing value and growth from investments that generate peer-leading per DAS corporate performance;

•	continuing to repurchase stock under our $3 billion share repurchase program, with an expected mid-year 2018 completion;

•	raising our dividend to a competitive yield; and

•	retiring debt at par for over $1 billion of fixed income securities over the balance of 2018 and 2019.

Our strategy drives the design of our compensation programs, which reflect our pay-for-performance philosophy.

The following summarizes the Company’s performance results in our 2017 compensation programs along with 2018 changes in response to stockholder feedback.

32

Compensation Discussion and Analysis

Elements of our 2017 Compensation Program

Component	Award	Performance Metrics	Purpose
Base Salary	Cash	N/A	Provides a fixed level of competitive compensation to attract and retain executive talent.
Annual Incentive Program (AIP)	Cash	Operational* • Reserve Additions • Sales Volumes	Proved reserves are the single most important asset of an exploration and production company. Since this asset depletes through production, the cost-effective addition of new proved reserves is key to increasing the intrinsic value of the Company and ultimately the stock price. The Company also focuses on sales volumes since it is the means by which reserves are converted into cash flow.
		Financial* • Capital Expenditures • Cash Operating Income/BOE • Controllable Cash Costs	These metrics focus on financial discipline. The Company allocates the majority of its capital to assets that generate strong economic margins and returns while a portion is allocated to long-term projects that are intended to provide future reserves and sales volumes. The Controllable Cash Costs performance metric incentivizes employees to manage and reduce costs to maximize margins and profitability.
		Safety* • Total Recordable Incident Rate	The health and safety of employees is very important to the Company and critical to success. Accordingly, the performance metrics include a target Total Recordable Incident Rate per 100 employees to focus employees on maintaining a safe work environment.
Equity Compensation	Performance Units (50%)	3-Year Total Stockholder Return (TSR)	TSR provides not only an effective comparison of our performance against an industry peer group, but also an absolute performance-based component as the value of vested awards is tied to the price of our common stock at the time of payout.
	Non-Qualified Stock Options (25%)	Absolute Stock Price	Stock Options reward absolute value creation and typically vest pro-rata annually over three years, encouraging both performance and retention.
	Restricted Stock Units (25%)	Absolute Stock Price	Restricted Stock Units align with absolute stock price performance and provide retentive value, especially in a volatile and cyclical industry.

*	These performance metrics have been changed in 2018 to more directly align with our strategy and feedback received from our stockholders (for a detailed discussion of compensation program changes for 2018, see page 36).

33

Compensation Discussion and Analysis

2017 Pay Outcomes Demonstrate Pay and Performance Alignment

Our financial and operating results in 2017 were largely in line with expectations while our relative TSR performance was in the bottom quartile. The incentive compensation realized by our NEOs was substantially below target and grant date value, as applicable, demonstrating that our program design appropriately aligns compensation levels with performance results.

2017 AIP Score Adjusted Downward. After an assessment of the Company’s performance for the year in review, the Compensation Committee (referred to in this section of the proxy statement as the Committee) determined it was appropriate to reduce the calculated performance score for the 2017 AIP of 92.6% to 85% for the executive officers.

2014 Performance Units — No Payout Earned. Based on Anadarko’s performance results for the three-year period ended December 31, 2017, the executive officers did not earn any of the 2014 performance units. Accordingly, there was no payout associated with these awards.

34

Compensation Discussion and Analysis

CEO Realized Pay Demonstrates Alignment with Company Performance. Consistent with our pay-for-performance philosophy, 91% of the CEO’s total direct compensation is at-risk. Accordingly, the value that is intended to be received by the CEO is aligned with the Company’s actual operational and financial performance, including its stock-price performance. As demonstrated below, the value actually received by the CEO can differ substantially from the grant date value (whereas values are calculated and reported in the Summary Compensation Table (SCT) and related proxy tables as required by the SEC).

The chart above compares reported pay and realized pay for 2015, 2016 and 2017. The amounts include each direct compensation element, i.e., salary, non-equity incentive plan compensation, performance units, restricted stock units and non-qualified stock options. The SCT column in the chart depicts the data reported in the 2017 SCT, while the Realized column depicts the actual value received (or vested) by the CEO in each year, including actual performance-based compensation paid for prior performance periods. The methodology for calculating realized pay for purposes of this chart is more fully described in the table on Appendix A.

35

Compensation Discussion and Analysis

CEO Target Total Compensation Opportunity Unchanged Since 2012. As part of its annual review of executive compensation in November 2017, the Compensation Committee once again determined the target total compensation opportunity for Mr. Walker should remain flat and that no changes should be made to his base salary, target bonus, and target grant value of his annual long-term incentive awards. Mr. Walker’s target total compensation opportunity has remained flat since his appointment to CEO in May 2012, at which time the Committee positioned him at the median of CEOs of our industry peer group.

We Seek and Respond to Stockholder Feedback

Our compensation decisions are guided by the feedback we receive from stockholders. Since 2012, we have reached out to at least our top 50 stockholders’ governance and voting teams a minimum of twice a year to solicit feedback on Anadarko’s executive compensation programs, as well as corporate governance, sustainability and environmental issues and other matters.

During the spring of 2017 we sought feedback from our top stockholders representing approximately 61% of the Company’s outstanding common stock. Additionally, in the fall of 2017 we sought feedback from stockholders representing approximately 64% of the Company’s outstanding common stock. Our stockholder engagement team consists of senior management from our Human Resources, Legal, Investor Relations, Corporate Communications and Health, Safety and Environment departments and has also included the Chair of our Compensation Committee from time to time. Members of our engagement team also participate in various governance forums with our stockholders.

Our stockholders’ views on executive compensation and corporate governance are important to us, and we value and use their feedback and insights. The Board and its committees regularly discuss and consider the significant concerns that are identified through this engagement process as well as the outcome of the annual advisory vote on executive compensation. As a result, we have made numerous changes to our executive compensation programs and governance practices over the years, including a number of changes for 2018.

Compensation Program Changes. In February 2017, the Committee made changes to our 2017 AIP program in

36

Compensation Discussion and Analysis

response to stockholder feedback. At the 2017 Annual Meeting, our executive compensation programs received the support of approximately 91% of the votes cast.

Following the 2017 Annual Meeting, our engagement team continued to seek feedback from stockholders, who expressed their views on the performance measures that they consider appropriate to best assess performance in our industry. Specifically, stockholders expressed a preference for us to more directly incorporate capital efficiency and financial discipline into performance metrics.

Based on this feedback, and in line with our consistent historical focus on financial discipline, over the past year we spent additional time working with investors to develop compensation metrics that reflect capital efficiency and financial discipline. The resulting metrics, a cash return calculation and capital efficiency on a per debt-adjusted share basis, are industry-leading in approach.

In light of our long-standing principle of capital efficient investing, the Committee deemed it appropriate to increase the transparency of the role of this principle in our compensation programs. Over the years, we have publicly and consistently pointed to per debt-adjusted share metrics for production, reserves and cash flow growth as having the best correlation to share price performance. Moreover, we use this framework to determine our capital allocation and investment plans each year. We believe that moving to this framework for our compensation programs will better align with the expectations of investors and transparently incentivize stockholder value creation.

The Committee also enhanced the focus on safety performance in our compensation programs by expanding the Safety performance metric (now known as the HSE performance metric) in the 2018 AIP to include a combination of Total Recordable Incident Rate (for both employees and contractors) and serious (“Level 3”) safety and environmental incidents. Level 3 incidents are generally defined as an incident involving a significant environmental impact, impact to the public and/or significant monetary damages, or a fatality or permanent disability.

Summarized below are the changes to the 2018 AIP performance metrics (see Appendix A for definitions and calculation methods):

AIP Performance Metrics

Annual Metrics Drive Long-Term Performance. The AIP metrics are designed to motivate and reward near-term performance based on key metrics, which contribute to long-term strategic results that produce differentiating equity performance over time. The Committee considered once again whether to add an investment return component to the long-term incentive program, but concluded the changes made to AIP performance metrics, taken together with the existing TSR-centric design for the long-term program, create better investor alignment for optimal performance.

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Compensation Discussion and Analysis

Track Record of Good Governance Practices. Through our commitment to good governance, including our continued stockholder engagement efforts, we have implemented the following practices over the past several years:

What We Do	What We Don’t Do
Structure our executive officer compensation so that more than 85% of pay is at risk	No employment contracts with our executive officers
Emphasize long-term performance in our equity-based incentive awards	No tax gross-ups on perquisites except with respect to the Company’s standard relocation program available to all employees
Require double-trigger for equity acceleration upon a change of control	No excise tax gross-ups in key employee change-of-control contracts entered into by newly appointed and/or newly hired executive officers, irrespective of an existing agreement
Maintain a competitive compensation package	No pledging of Company securities
Require strong stock ownership for executive officers and directors	No short sales or derivative transactions in Company stock, including hedges
Provide for clawback provisions	No current payment of dividends on unvested awards and no repricing of stock options unless approved by stockholders

2017 COMPENSATION FRAMEWORK EMPHASIZES PERFORMANCE-BASED PAY

Our executive compensation programs include direct and indirect compensation elements. We believe that a majority of an executive officer’s total compensation opportunity should be performance-based; however, we do not have a specified formula that dictates the overall weighting of each element.

As illustrated in the charts below, 79% of the CEO’s and on average 76% of the other NEOs’ current target total compensation opportunity is provided through equity-based incentive awards that are dependent upon long-term corporate performance and stock-price appreciation. Any value ultimately realized for these long-term equity-based incentive awards is directly tied to Anadarko’s absolute and relative stock-price performance and will fluctuate in-line with stockholder returns.

The charts above are based on the following: current base salaries, as discussed on page 39; target bonus opportunities approved by the Committee in 2017, as discussed on page 42; and the grant date value for the 2017 annual equity awards, as discussed on page 44.

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Compensation Discussion and Analysis

2017 COMPENSATION STRUCTURE AND DECISIONS LINK DIRECT COMPENSATION ELEMENTS TO STRATEGY AND OUTCOMES

The following is a discussion of the specific actions taken by the Committee in 2017 related to each of our direct compensation elements. Each element is reviewed annually, as well as at the time of a promotion, other change in responsibilities, other significant corporate events or a material change in market conditions.

Base Salary

The table below reflects the base salaries for the NEOs. As part of its annual review of executive compensation, in November 2017 the Committee generally determined that no changes should be made to the base salaries for the NEOs with two exceptions. Messrs. Ingram and Brown each received an increase to their base salaries to reflect the additional job responsibilities assumed in October 2017.

Name	Salary as of January 1, 2017($)	Salary as of January 1, 2018($)	Increase
Mr. Walker	1,300,000	1,300,000	0%
Mr. Gwin	750,000	750,000	0%
Mr. Brown	(1)	625,000	8.7%
Mr. Ingram	625,000	650,000	4%
Mr. Reeves	700,000	700,000	0%

(1)	Mr. Brown served as a senior vice president of the Company on January 1, 2017 and was appointed as an executive vice president in May 2017, at which time his base salary was increased to $575,000.

Performance-Based Annual Incentive Program (AIP)

The AIP is designed to focus on key performance metrics and targeted levels of performance that are intended to drive differentiating performance year-over-year and increase stockholder value. The Committee believes that the AIP’s annual performance metrics, although short-term in nature, work together to position the Company for strong TSR performance over the long term. All employees of the Company, including our executive officers, participate in the AIP, which is part of our 2012 Omnibus Plan that was approved by our stockholders in May 2016. At the beginning of each year, the Committee reviews and approves the performance metrics and targeted levels of performance. These targeted levels of performance align with the Board-approved budget for the year and reflect the market and business environment in which we operate.

2017 AIP Performance Metrics	Purpose
Operational: • Reserve Additions • Sales Volumes

Proved reserves are the single most important asset of an exploration and production company. Since this asset depletes through production, the cost-effective addition of new proved reserves is key to increasing the underlying intrinsic value of the Company and ultimately the stock price. The Company also focuses on sales volumes since it is the means by which reserves are converted into cash flow.

Financial: • Capital Expenditures • Cash Operating Income/BOE • Controllable Cash Costs

These metrics focus on financial discipline. The Company allocates the majority of its capital to assets that generate strong economic margins and returns while a portion is allocated to long-term projects that are intended to provide future reserves and sales volumes. The Controllable Cash Costs performance metric incentivizes employees to manage and reduce costs to maximize margins and profitability.

Safety: • Total Recordable Incident Rate

The health and safety of employees is very important to the Company and critical to success. Accordingly, the performance metrics include a Target Total Recordable Incident Rate per 100 employees to focus employees on maintaining a safe work environment.

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Compensation Discussion and Analysis

Rigorous Process Utilized to Develop Strategic AIP Performance Targets. The Company employs a rigorous process to establish the annual capital budget, which directly promotes the Company’s strategic objectives and is the basis for developing the AIP performance targets. The chart below outlines our process in detail from the initial budget “build up” process through final approval and certification of the Company’s AIP results by the Committee.

2017 AIP Enhancements in Response to Stockholder Feedback. In February 2017, the Compensation Committee approved the following changes to the 2017 AIP in response to specific feedback expressed by stockholders during our outreach efforts discussed in detail on page 36:

•	Reduced the cap for each AIP performance metric payout from 275% to 200% to provide balance in the overall payout curve and more evenly balance the weighting of the performance metrics, preventing a higher bonus payout for strong achievement on only a few metrics.

•	Flattened the payout curve on certain performance metrics by requiring a wider range of performance to exceed target in order to reduce volatility and unpredictability of outcomes in setting target performance and require higher absolute performance to achieve above target payout.

Impact of Divestitures, Variance with Guidance. At the time the Committee approved the 2017 AIP performance metrics, the Company had announced the sale of its interests in the Marcellus and Eagleford Shales and intended to sell additional non-core assets during the year. The 2017 AIP targets assumed these divestitures and their estimated closing dates and the Committee determined at the time it set the metrics that any performance associated with deviations from the closing dates would be removed from the performance results and the calculated performance score. As a result of this methodology, the target performance metrics exceeded the Company’s initial public guidance provided at the beginning of 2017.

2017 AIP Targets Compared to 2016 AIP Targets and Results. Due to the cyclical nature of the oil and gas business, the impact of long-term low commodity prices as well as asset divestitures during the year, the 2017 AIP targets cannot be directly compared to the targets for the 2016 AIP. For example:

Reserve Additions — A lower commodity price environment and volatility in service and other costs can result in upward or downward movement of certain non-price reserve revisions. Non-price revisions of this nature were not known to management at the time the Committee set the metrics and therefore were not included in the 2017 target. Accordingly, the Reserve Additions target for 2017 was lower than performance results for 2016. To address the uncertainty driven by this dynamic, the 2017 target was set as a range, rather than a specific target, to reduce the volatility and unpredictability in setting target performance and to require higher absolute performance to achieve above target payout.

Sales Volumes — While the Sales Volumes target for the 2017 AIP initially appears to be lower than the performance result for 2016, when compared on a divestiture-adjusted basis, the 2017 target represents a year-over-year volume growth of almost 14%.

Controllable Cash Costs — Over the past two years the Company significantly restructured its portfolio through a combination of asset sales and a strategic acquisition of producing assets in the deepwater Gulf of Mexico at the end of 2016. This restructuring resulted in a significantly higher composition of oil-weighted assets in the portfolio, which deliver higher investment returns but generally increase operating costs compared to dry gas assets. As such, the Controllable Cash Cost target was higher in 2017 than that achieved in 2016.

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Compensation Discussion and Analysis

2017 AIP Performance Results. Anadarko delivered financial and operating results in 2017 that were largely in-line with budget expectations. The table below reflects the 2017 performance results against each of the specified targets. Each performance metric and the total AIP score are capped at 200%. Our AIP is designed to focus on pre-established and strategically aligned key performance metrics and targeted levels of performance that are intended to drive differentiating performance year-over-year and increase stockholder value. As discussed above, we have a rigorous process to set performance targets and, as evidenced by our 2017 AIP results, the program appropriately aligns compensation levels with performance results.

2017 AIP Performance Metrics	Relative Weighting Factor	AIP Target Performance(1)	AIP Performance Results(2)	AIP Performance Score(2)
Reserve Additions (before price revisions, acquisitions and divestitures), MMBOE	15%	196 – 246	243.4	15.0%
Sales Volumes, MMBOE	20%	246	242.5	7.9%
Capital Expenditures, $MM(3)	15%	4,462 – 4,738	4,340	19.1%
Cash Operating Income ($/BOE)(4)	25%	21.76	22.95	27.5%
Controllable Cash Costs ($/BOE)(5)	15%	16.88	16.86	15.1%
Safety (Total Recordable Incident Rate)	10%	0.30	0.34	8.0%

Total	100%			92.6%

(1)	The 2017 AIP targets cannot be directly compared to the targets for 2016 due to the nature of the oil and gas business and asset divestitures that occurred during the year. See page 40 for further details.

(2)	The Committee did not make any adjustments to the measured 2017 AIP performance results or overall calculated 2017 AIP performance score other than to adjust the performance results due to the deviation of estimated closing dates for divestitures. However, see below for a discussion of the Committee’s decision to use negative discretion.

(3)	For AIP purposes, Capital Expenditures are the costs associated with acquiring, evaluating, extracting, treating, gathering, storing, or maintaining assets. It includes capitalized interest and maintenance investments that increase the economic life of existing assets; however, it excludes the capital expenditures of WES and WGP, expenditures for corporate or producing property acquisitions, geological and geophysical expenditures or expenditures that are carried or subsequently reimbursed by another party, or non-cash investments or investments associated with the divestment program.

(4)	Cash Operating Income/BOE is the operating income (loss) plus non-cash items as reflected on the Statement of Cash Flows (limited to those non-cash items used to derive Operating Income), divided by sales volumes for the year.

(5)	Controllable Cash Costs is the sum of lease operating expense (LOE), controllable general and administrative (G&A) costs, oil and gas transportation costs and gathering, marketing and processing costs per barrel of oil equivalent sales volume. LOE excludes the cost of deepwater work-overs because of timing uncertainty and magnitude. Controllable G&A includes costs that are subsequently reclassified to exploration expense for accounting purposes and excludes restricted stock, severance costs, restructuring costs, bonus plans and benefits costs.

2017 AIP Score Adjusted Downward. After an assessment of the Company’s performance for the year in review, the Committee determined it was appropriate to reduce the 2017 AIP calculated performance score of 92.6% to 85% for the executive officers.

The 2017 AIP awards for the NEOs are shown in the table below and are reflected in the “Non-Equity Incentive Plan

Compensation” column of the Summary Compensation Table. Individual target bonus opportunities are determined based on the executive officer’s position. Executive officers may earn from 0% to 200% of their individual bonus target. Following its annual review of executive compensation in November 2017, the Committee made no changes to the NEO bonus targets for 2018.

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Compensation Discussion and Analysis

Name	Base Salary Earnings for 2017($)		Target Bonus %		Approved AIP Performance Score		Individual Performance Adjustments		Actual Bonus Award($)
Mr. Walker	1,300,000	X	130%	X	85%	±	0	=	1,436,500
Mr. Gwin	750,000	X	95%	X	85%	±	0	=	605,600
Mr. Brown(1)	563,077	X	89.68%	X	85%	±	0	=	429,200
Mr. Ingram	627,885	X	95%	X	85%	±	0	=	507,000
Mr. Reeves	700,000	X	95%	X	85%	±	0	=	565,300

(1)	Mr. Brown’s bonus target was prorated as a result of his appointment as executive vice president in May 2017. For 2018, his bonus target will be 95%.

The Committee did not make individual performance adjustments for any NEO’s 2017 bonus payments in recognition of the team effort necessary to drive the Company’s success.

Baseline Performance Hurdle. In February 2017, the Committee established a baseline AIP performance hurdle for the NEOs requiring that for 2017 the Company attain $1.1 billion in Cash Flow from Operating Activities (Net cash provided by (used in) operating activities), as calculated in the Consolidated Statements of Cash Flows of the Company’s financial statement published in the Company’s Annual Report on Form 10-K, but excluding the effect of any legal settlements/satisfaction of judgments that are $1 million or greater. In order to earn an AIP bonus for the 2017 performance year under the 2012 Omnibus Plan, the Company was required to achieve this performance hurdle. The AIP bonus pool was funded for the 2017 performance year because the Company exceeded the established performance hurdle.

Equity Compensation

Our equity-based long-term incentive program is designed to reward our executive officers for sustained long-term share performance. This program represents 75% or more of target total compensation opportunity and includes a combination of equity-based awards that we believe are performance-based in absolute and relative terms, while also providing a necessary retentive element. For additional details on the terms of these awards see page 55.

Pursuant to our equity grant administration procedures established by the Committee, annual equity-based awards for executive officers are typically made at the regularly scheduled Committee meeting in the fall. Equity awards for newly hired executive officers or awards made in connection with promotions are made on the date such awards are approved by the Committee.

Performance Units — Absolute and Relative TSR. The Committee has established TSR as the performance criterion for the Company’s performance unit awards, and believes that a single focus on TSR as the performance criterion for the performance units is appropriate and is consistent with most energy industry peers. The calculation provides an effective relative comparison of our performance against an industry peer group, but also provides for an absolute performance-based component, as the payout of the performance unit awards is determined by the price of our common stock at the time of payout. Therefore, regardless of relative TSR during the performance period, a decrease in the price of our common stock over the performance period reduces the executive officer’s payout.

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Compensation Discussion and Analysis

Relative TSR performance is based on the difference between (1) the average closing stock price for the 30 trading days preceding the beginning of the three-year performance period, and (2) the average closing stock price for the last 30 trading days of the three-year performance period, plus dividends paid for the performance period, and further adjusted for any other distributions or stock splits, where applicable.

Performance Unit Peer Group. The peer group for the 2017 performance unit awards was identical to the peer group that was used for conducting the 2017 compensation benchmarking assessment, which is listed on page 46. If any of the peer companies undergoes a change in corporate capitalization or a corporate transaction (including, but not limited to, a going-private transaction, bankruptcy, liquidation, merger or consolidation) during the performance period, the Committee will evaluate whether to replace such peer company.

Performance Unit Performance Period and Payout Opportunity. The following table reflects the payout scale for the annual performance unit program, which demonstrates rigorous performance unit standards required for target and maximum payouts:

Final TSR Ranking	1	2	3	4	5	6	7	8	9	10	11	12
TSR Performance Percentile	100%	91%	82%	73%	64%	55%	46%	36%	27%	18%	9%	0%
Payout as % of Target	200%	182%	164%	146%	128%	100%	80%	60%	40%	0%	0%	0%

Caps on Earned Performance Unit Awards for Negative TSR. Our plan requires above median performance to earn a target payout and 100th percentile performance to earn a maximum payout. The Committee has considered placing a cap on earned awards at target if absolute TSR is negative for the performance period, regardless of relative TSR, as well as other mechanisms for capping payout if TSR is negative. The Committee determined that placing such a cap on earned awards is not appropriate in our business which is highly dependent on the market-driven prices we receive for our oil, natural gas and natural gas liquids. The Committee strongly believes that stockholders are best served by a management team that is highly incentivized to deliver differentiating performance in a challenging industry-wide environment, including focusing on items that are within management’s direct control. In addition, the Committee maintains the ability to apply negative discretion to these awards should the Committee deem such discretionary adjustment necessary.

Stock Options. Stock options typically vest pro-rata annually over three years, beginning with the first anniversary of the date of grant, and have a term of seven years. The exercise price is not less than the market price on the date of grant and repricing of stock options to a lower exercise price is prohibited, unless approved by stockholders.

Restricted Stock Units. In February 2016, the Committee established objective performance criteria which were required to be achieved in order to award any restricted stock units in 2017 to certain executive officers. If the performance criteria were achieved, the Committee would make awards of restricted stock units to the executive officers. The restricted stock units awarded vest pro-rata annually over three years, beginning with the first anniversary of the grant date. All of the restricted stock unit awards granted in November 2017 were made after the Company achieved the 2016 performance criterion, which was the Company’s attainment of positive Cash Flow from Operating Activities (Net cash provided by (used in) operating activities) as calculated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, but excluding the effect of any legal settlements/satisfaction of judgments that are $1 million or greater.

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Compensation Discussion and Analysis

Equity Awards Granted During 2017

In 2017, the Committee approved the following awards under our 2012 Omnibus Plan for the NEOs. The target grant value of each of the awards was held flat as compared to awards granted in 2016, other than for two exceptions. Mr. Brown received an increase to reflect his appointment as an executive vice president in May 2017 and the additional job responsibilities he assumed in October 2017. Mr. Reeves also received an increase to reflect his updated job responsibilities. These awards, as well as a description of the methodology for calculating the grant date fair value, are included in the Grants of Plan-Based Awards Table on page 55.

		Performance Units (50%)		Stock Options (25%)		Restricted Stock Units (25%)
Name	Total LTI Grant Date Value($)	Target # of Units	Grant Date Value($)	# of Stock Options	Grant Date Value($)	# of Units	Grant Date Value($)
Mr. Walker	11,122,120	101,856	5,570,505	185,166	2,776,583	57,753	2,775,032
Mr. Gwin	4,458,914	40,835	2,233,266	74,234	1,113,146	23,153	1,112,502
Mr. Brown	4,458,914	40,835	2,233,266	74,234	1,113,146	23,153	1,112,502
Mr. Ingram	4,458,914	40,835	2,233,266	74,234	1,113,146	23,153	1,112,502
Mr. Reeves	3,757,475	34,411	1,881,938	62,556	938,033	19,511	937,504

Performance Units — Results for Performance Period Ended December 31, 2017

In January 2018, the Committee certified the performance results for the 2014 annual performance unit awards for the three-year performance period that ended December 31, 2017. The performance results and Anadarko’s ranking, as highlighted, were as follows:

2014 Annual Award — Three-Year Performance Period (January 1, 2015 to December 31, 2017)

										APC
Final TSR Ranking	1st	2nd	3rd	4th	5th	6th	7th	8th	9th	10th	11th	12th
TSR	19.3%	12.8%	6.2%	-1.0%	-16.9%	-31.1%	-32.9%	-33.9%	-35.7%	-38.3%	-43.1%	-43.4%
Payout as % of Target	200%	182%	164%	146%	128%	100%	80%	60%	40%	0%	0%	0%

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Compensation Discussion and Analysis

The following table lists the number of performance units that would be awarded at minimum, target, and maximum levels and the actual number of performance units earned by the NEOs for the 2014 annual performance unit awards for the three-year performance period that ended December 31, 2017:

	2014 Annual Performance Unit Award
Name	Minimum # Units	Target # Units	Maximum # Units	Actual # Units Earned
Mr. Walker	0	55,606	111,212	0
Mr. Gwin	0	22,198	44,396	0
Mr. Brown	0	6,448	12,896	0
Mr. Ingram(1)	0	0	0	0
Mr. Reeves	0	17,376	34,752	0

(1)	Mr. Ingram began employment with the Company in November 2015 and did not receive performance unit awards for the three-year performance period ended December 31, 2017.

HOW WE MAKE COMPENSATION DECISIONS

The Committee has overall responsibility for evaluating and approving the officer and director compensation plans, policies and programs of the Company. The Committee is also responsible for producing a report reviewing the Company’s Compensation Discussion and Analysis. The Committee uses several different tools and resources in reviewing elements of executive compensation and making compensation decisions. These decisions, however, are not purely formulaic and the Committee exercises judgment and discretion as appropriate.

Compensation Philosophy. Our compensation programs are designed to pay for performance and motivate and retain a highly experienced and cohesive executive team to successfully manage the operations of a global company of our scope and complexity. Specifically, our compensation programs:

Align with stockholder interests
Align pay outcomes with Company performance
Incentivize outperformance
Reward absolute and relative performance

Compensation Consultant. The Committee has retained FW Cook as an independent consultant to provide advice on executive compensation matters. The decision to engage FW Cook was made by the Committee and FW Cook reports directly and exclusively to the Committee; however, at the Committee’s direction, the consultant works directly with management to review or prepare materials for the Committee’s consideration. While engaged as the Committee’s consultant, FW Cook did not perform any services for the Company outside the scope of its arrangement with the Committee. During 2017, the Committee reviewed FW Cook’s independence and determined that there were no conflicts of interest as a result of the Committee’s engagement of FW Cook. The Committee did not engage any consultant other than FW Cook during 2017 to provide executive compensation consulting services.

In 2017, FW Cook attended all of the Committee meetings and provided the Committee with market analyses, including Peer Proxy Data (defined below), and an annual independent assessment of the risk associated with the Company’s compensation programs. In addition, FW Cook advised the Committee on the following: market trends; regulatory and governance developments and how they may impact our executive compensation programs; the design and structure of our executive compensation programs to ensure linkage between pay and performance; setting the pay for our CEO; and compensation recommendations for the other executive officers, in consultation with the CEO.

Benchmarking Peers. Within the oil and gas industry, there are a very limited number of companies that closely resemble us in size, scope and nature of business operations. Our industry peer group contains companies in our industry that vary in these respects because we compete with these companies for talent and believe the selected companies are currently the most appropriate with respect to executive compensation benchmarking. The differences and similarities between us and the companies in our industry peer group are taken into consideration when referencing benchmarks for executive compensation decisions.

Each year, FW Cook conducts an independent review of the Company’s industry peer group for the Committee to use as a reference point for assessing competitive executive compensation data (including base salary, target annual incentives and annualized long-term incentive grant values). This review includes an evaluation of Anadarko’s peers as designated by proxy advisors, peers of direct peers, and companies included in Anadarko’s broad Global Industry Classification Standard Industry Group. In each case, FW Cook assesses whether there are companies that should be added to or deleted from Anadarko’s existing peer group based on relevant size, scope and the nature of their business operations. Unless significant and material changes have affected the companies in our peer group such that a company is no longer an appropriate peer, the Committee prefers to maintain a high degree of continuity of the peer group to ensure consistent comparison for both

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Compensation Discussion and Analysis

pay and performance from year to year. Following this year’s annual review, the Committee determined that the 11 companies included in the Company’s industry peer group remain appropriate for the 2017 executive compensation benchmarking comparison.

The Company’s industry peer group used for conducting the 2017 executive compensation benchmarking assessment is listed below.

•	Apache Corporation
•	Chesapeake Energy Corporation
•	Chevron Corporation
•	ConocoPhillips
•	Devon Energy Corporation
•	EOG Resources, Inc.
•	Hess Corporation
•	Marathon Oil Corporation
•	Noble Energy, Inc.
•	Occidental Petroleum Corporation
•	Pioneer Natural Resources Company

Benchmarking Data. To assist in reviewing the design and structure of our executive compensation programs, FW Cook provides the Committee with an independent assessment of the compensation programs and practices of the companies in our industry peer group. This comprehensive analysis includes compensation data that is obtained from the latest peer proxy statements and updated, as applicable, with recent public filings for company-by-company detail on peer NEO positions (Peer Proxy Data) as well as supplemental third-party survey data.

Due to organizational differences in executive leadership structures and business strategies across our peers, it is difficult to benchmark comparable executive leadership positions for many of our NEOs. As a result, the Committee places emphasis on the Peer Proxy Data in making compensation decisions because this data provides greater transparency and insight into the comparability of our NEOs and executive leadership structure relative to the NEOs and executive leadership structure of our peers. When reviewing benchmarking data, the Committee reviews 25th, 50th, and 75th percentile data; however, the Committee does not target a specific percentile of the benchmark data and in making officer compensation decisions takes into account other considerations as noted below.

Role of CEO and/or Other Executive Officers in Determining Executive Compensation. The Committee, after reviewing the information provided by FW Cook and considering other factors and with input from FW Cook, determines each element of compensation for our CEO. When making determinations about each element of compensation for the executive officers other than the CEO, the Committee also considers recommendations from our CEO. Additionally, at the Committee’s request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Committee is under no obligation to implement these recommendations. Executive officers and others may also attend Committee meetings when invited to do so, but the executive officers do not attend when their individual compensation is being discussed.

Other Important Considerations. In addition to the above resources, the Committee strongly considers other factors when making compensation decisions, such as individual experience, individual performance, internal pay equity, development and succession status, and other individual or organizational circumstances, including the current market and business environment. With respect to equity-based awards, the Committee also considers the expense of such awards, the impact on dilution, and the relative value of each element comprising the executive officers’ target total compensation opportunity.

Tally Sheets. The Committee uses tally sheets in its annual executive compensation review to enhance the analytical data used by the Committee to evaluate our executive officer compensation and to provide the Committee with a consolidated source for viewing the aggregate value of all elements of executive compensation. The Committee does not assign a specific weighting to the tally sheets in their overall decision-making process, but uses them to gain additional perspective and as a reference in the decision-making process.

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Compensation Discussion and Analysis

INDIRECT COMPENSATION ELEMENTS

As identified in the table below, the Company provides certain benefits and perquisites (considered indirect compensation elements) that are considered typical within our industry and necessary to attract and retain executive talent. The value of each element of indirect compensation is generally structured to be competitive within our industry.

Indirect Compensation Element	Primary Purpose
Retirement Benefits	• Attracts talented executive officers and rewards them for extended service • Offers secure and tax-advantaged vehicles for executive officers to save effectively for retirement
Other Benefits (for example, health care, paid time off, disability and life insurance) and Perquisites

•  Enhances executive welfare and financial security

•  Provides a competitive package to attract and retain executive talent, but does not constitute a significant part of an executive officer’s compensation

Severance Benefits	• Attracts and helps retain executives in a volatile and consolidating industry • Provides transitional income following an executive’s involuntary termination of employment

Retirement Benefits

Our executive officers participate in the following retirement and related plans:

Anadarko Employee Savings Plans. The Anadarko Employee Savings Plan (401(k) Plan) is a tax-qualified retirement savings plan that allows participating U.S. employees to contribute up to 30% of eligible compensation, on a before-tax basis or on an after-tax basis (via a Roth or traditional after-tax contribution), into their 401(k) Plan accounts. Eligible compensation includes base salary and AIP bonus payments. Under the 401(k) Plan, we match an amount equal to one dollar for each dollar contributed by participants up to six percent of their total eligible compensation. In addition, participants in the Personal Wealth Account (PWA) program, a qualified pension plan, receive an additional four percent contribution of eligible compensation. The 401(k) Plan is subject to applicable IRC limitations regarding participant and Company contributions. Due to IRC limitations that restrict the amount of benefits payable under tax-qualified plans, we also sponsor a non-qualified Savings Restoration Plan. The Savings Restoration Plan accrues a benefit equal to the excess, if any, of Company matching and PWA contributions that would have been allocated to a participant’s 401(k) Plan account each year without regard to the IRC limitation over amounts that were, in fact, allocated to a participant’s account. For additional details on the Savings Restoration Plan see page 61. Amounts deferred, if any, under the 401(k) Plan and the Savings Restoration Plan (collectively, the Savings Plans) by the NEOs are included, respectively, in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 53. Our matching contributions allocated to the NEOs under the Savings Plans are included in the “All

Other Compensation” column of the Summary Compensation Table.

Pension Plans. Anadarko provides funded, tax-qualified retirement benefits for all U.S. employees. Due to IRC limitations that restrict the amount of benefits payable under tax-qualified plans, we also sponsor non-qualified restoration plans that cover the executive officers and certain other employees. The pension plans do not require contributions by participants and a participant becomes vested in his or her benefit at the completion of three years of service as defined in the pension plans. Eligible compensation covered by the pension plans consists of base salary and AIP bonus payments.

Messrs. Walker and Reeves each have supplemental retirement benefits under our non-qualified Retirement Restoration Plan that provide for special service credits of eight years and five years, respectively, if they each remain employed by us until the age of 55. Messrs. Walker and Reeves vested in these benefits in 2012. The service credits are considered applicable service towards our retirement benefit programs, including pension and retiree medical and dental benefits, where applicable. These supplemental retirement benefits were provided to Messrs. Walker and Reeves in 2007 to recognize that they were mid-career hires that we would like to retain for the remainder of their careers. Providing them additional service credits recognizes a portion of their prior industry experience and service years which directly benefit us and our stockholders.

The accrued benefits for each of the NEOs, including the benefits related to any special service credits are discussed in the Pension Benefits Table on page 61. The Committee

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Compensation Discussion and Analysis

does not intend to grant any additional pension credits to executive officers and has not done so since 2007.

Other Benefits

We provide other benefits such as medical, dental, and vision insurance, flexible spending and health savings accounts, paid time off, payments for certain relocation costs, disability coverage and life insurance to each executive officer. These benefits are also provided to all other eligible U.S.-based employees. Certain employees, including the executive officers, are eligible for participation in the Company’s Management Life Insurance Plan, which provides an additional life insurance benefit of two times base salary, and the Deferred Compensation Plan, which allows participants to voluntarily defer receipt of up to 75% of their salary and/or up to 100% of their AIP bonus payments. Details regarding the Deferred Compensation Plan and participation in the plan by the NEOs are discussed beginning on page 61.

Perquisites

We provide a limited number of perquisites to the executive officers. These perquisites are assessed annually by the Committee as part of the total competitive review. The expenses related to the perquisites are imputed and considered taxable income to the executive officers as applicable. We do not provide any tax gross-ups on these perquisites. The perquisites provided to the executive officers are as follows: financial counseling; tax preparation and estate planning; annual physical exam; personal excess liability insurance; limited personal use of the company aircraft; club memberships; and limited personal use of Company facilities and event venues.

Mr. Walker has a personal usage limit of up to $300,000 that allows him to use Company aircraft for a limited amount of personal travel. To the extent his usage exceeds such amount, he is required to reimburse the Company pursuant to a time-sharing agreement. The prior year’s aggregate incremental direct operating costs for each aircraft is used to calculate the value of personal usage.

The incremental costs of the various perquisites provided are included in the “All Other Compensation” column of the Summary Compensation Table on page 53 and in the All Other Compensation Table and supporting footnotes following the Summary Compensation Table on page 54.

Severance Benefits

Post-termination and change-of-control severance benefits are typical within our industry. The Company currently provides the severance benefits described below to its executive officers. These plans are an essential component of our executive compensation programs and are necessary to attract and retain executive talent in a highly competitive market, provide continuity of management in the event of an actual or threatened change of control and provide executive officers with the security to make decisions that are in the best long-term interest of the stockholders. On a periodic basis, the Committee, in consultation with its executive compensation consultant, will review, consider and adjust, as necessary and appropriate, the provisions of post-termination and change-of-control severance benefits provided to executive officers to ensure that such arrangements serve the Company’s interests in retaining key executives, are consistent with market practice and are reasonable.

Officer Severance Plan. Our executive officers are eligible for benefits under the Officer Severance Plan with the exception of Mr. Walker whose severance benefits are included in his Severance Agreement, which is described on page 50. Benefits provided under the Officer Severance Plan may vary depending upon the executive officer’s level within the organization and years of service with us and are made at the discretion of the Committee. Executive officers receiving benefits under the Officer Severance Plan are required to execute an agreement releasing us from any and all claims from any and all kinds of actions arising from the executive officer’s employment with us or the termination of such employment. The typical severance benefits that may be provided for our executive officers following the occurrence of an involuntary termination event (as described on page 64) include the following:

•	a payment equal to two times annual base salary plus one year’s target bonus under our AIP;

•	if provided, a pro-rata bonus under our AIP for the year of termination, which will be payable at the end of the performance period, based on actual Company performance as certified by the Committee;

•	the option to continue existing medical and dental coverage levels at current active employee rates for up to six months;

•	the vesting of some or all unvested restricted stock units and stock options; and

•	a payout, if any, of outstanding performance units, which will be made at the end of the performance period based on actual Company performance results.

Key Employee Change-of-Control Contracts. We have key employee change-of-control contracts with all of our executive officers other than Mr. Walker, whose change-of-control severance benefits are included in his Severance Agreement, which is described on page 50.

If we experience a change of control (as defined on page 64) during the term of the contract, then the contract

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Compensation Discussion and Analysis

becomes operative for a specified protection period. These contracts generally provide that the executive officer’s terms of employment (including position, work location, compensation and benefits) will not be adversely changed during the protection period. If we (or any successor in interest) terminate the executive officer’s employment (other than for cause (as defined on page 64), death or disability), the executive officer terminates for good reason (as defined on page 64) during such protection period, or upon certain terminations prior to a change of control or in connection with or in anticipation of a change of control, the executive officer is generally entitled to receive certain payments and benefits. In 2017, no payments were paid under the change-of-control contracts.

In February 2011, the Committee approved changes to the form contracts that reduced the level of post-change-of-control severance benefits under the Key Employee Change-of-Control Contracts, on a prospective basis, for newly appointed and newly hired executive officers who are not otherwise subject to an existing agreement. In November 2016, the Committee determined that the revised contract should be entered into with all newly appointed executive officers, regardless of whether or not they were subject to an existing agreement prior to their appointment as an executive officer. In addition, the Committee determined that the form contracts should align with the significant provisions of Mr. Walker’s Severance Agreement, including reducing the severance multiple from 2.9 to 2.5 (2016 Key Employee Change-of-Control Contract).

The table below summarizes the general provisions of the contracts with Messrs. Gwin and Reeves that were entered into prior to February 2011 and the 2016 Key Employee Change-of-Control Contracts with Messrs. Brown and Ingram. Mr. Walker’s change-of-control severance benefits are included in his Severance Agreement, which is described on page 50.

Key Employee Change-of-Control Contracts Entered Into Prior to February 2011	2016 Key Employee Change-of-Control Contracts
• Initial three-year term automatically extended each year unless either party provides notice not to extend	• Initial two-year term automatically extended each year unless either party provides notice not to extend
• Modified single-trigger provision(1)	• Double-trigger provision(2)
• Three-year protection period	• Three-year protection period
• 2.9 times base salary plus AIP bonus (based on highest AIP bonus paid over last three years)	• 2.5 times annual base salary plus the higher of target bonus for the year of termination or the average bonus for the last two years
• Prorated annual bonus (based on highest AIP bonus paid over last three years)	• Prorated annual bonus (based on the higher of target performance or actual performance)
• Up to three additional years of matching contributions into the Savings Restoration Plan	• Up to three additional years of matching contributions into the Savings Restoration Plan
• Up to three additional years of age and service credits under the Company’s retirement and pension plans	• Up to three additional years of age and service credits under the Company’s retirement and pension plans
• Three years continuation of medical, dental, and life insurance benefits	• Three years continuation of medical, dental, and life insurance benefits
• Three years of financial planning benefits	• No continuation of financial planning benefits
• Excise tax gross-up(3)	• Best-of-net tax provision (i.e., no tax gross-up by the Company)(4)
• Outplacement services up to a maximum of $30,000	• Outplacement services up to a maximum of $30,000
• Officer is subject to a confidentiality provision	• Officer is subject to a confidentiality provision

(1)	A good reason provision allowing an executive officer to terminate for any reason during the 30-day period immediately following the first anniversary of a change of control and receive severance benefits.

(2)	Severance payments are made only in the event of both a change of control and the termination of the executive officer’s employment without cause or for good reason during the applicable protection period.

(3)	The executive officer will be entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under IRC Section 4999.

(4)	Requires the Company to either (i) reduce the amount of certain severance benefits otherwise payable so that such severance benefits will not be subject to the tax imposed by IRC Section 4999, or alternatively (ii) pay the full amount of severance benefits to the executive officer (but with no tax gross-up), whichever produces the better after-tax result for the executive officer.

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Compensation Discussion and Analysis

As a condition to receipt of change-of-control severance benefits, the executive officer must remain employed by us and provide services commensurate with his or her position until the executive officer is terminated pursuant to the provisions of the contract. The executive officer must also agree to retain in confidence any and all confidential information known to him or her concerning us and our business so long as the information is not otherwise publicly disclosed.

The above descriptions of the Key Employee Change-of-Control Contracts are not a full summary of all of the terms and conditions of these agreements and are qualified in their entirety by the full text of the agreements, which are on file with the SEC.

Change of Control  — Treatment of Outstanding Unvested Equity Awards. The treatment of unvested outstanding equity awards upon a change of control of Anadarko is prescribed by the applicable plan document under which the awards were granted. The 2012 Omnibus Plan, which governs awards made on or after May 15, 2012, includes a double-trigger provision that provides that, unless otherwise specified in the award agreement, there is only accelerated vesting of awards in the event of both a change of control of the Company and the termination of the participant’s employment without cause or for good reason during the applicable protection period. All equity awards issued under the 2012 Omnibus Plan contain this double-trigger feature.

AGREEMENTS WITH EXECUTIVE OFFICERS

Mr. Walker — Severance Agreement

In connection with Mr. Walker’s appointment to CEO in 2012, the Committee determined that his employment should be continued on an at-will basis. On February 16, 2012, the Company and Mr. Walker entered into a Severance Agreement to combine and restructure certain severance benefits previously provided to him under the Officer Severance Plan and through his key employee change-of-control contract. Effective May 15, 2012, Mr. Walker was no longer eligible to receive benefits under the Officer Severance Plan and waived the severance benefits under his key employee change-of-control contract, thereby reducing the level of change-of-control severance benefits that he was formerly eligible to receive. The general provisions of the Severance Agreement are as follows:

Severance Benefits Outside of a Change of Control
• Pro-rated annual bonus based on actual performance for the year of termination
• Two times the sum of his annual base salary and annual target bonus for the year of termination

•  Up to six months continued participation in the Company’s medical and dental care plans at active employee rates and reimbursement for the cost of up to 18 additional months of COBRA continuation coverage

Change-of-Control Severance Benefits
• Double-trigger provision (requiring both a change-of-control and a termination of employment)
• Three-year protection period following Change of Control
• 2.5 times annual salary plus the higher of target bonus for the year of termination or the average bonus for the last two years
• Prorated annual bonus (based on the higher of target performance or actual performance)
• Up to three additional years of matching contributions into the Savings Restoration Plan
• Up to three additional years of age and service credits under the Company’s retirement and pension plans
• Up to three years continuation of medical, dental, and life insurance benefits
• Best-of-net tax provision (i.e., no tax gross-up by the Company)
• Outplacement services up to a maximum of $30,000
• Subject to a confidentiality provision

Mr. Ingram — Retention Agreement

When Mr. Ingram began employment with the Company on November 1, 2015, he entered into a retention agreement (Retention Agreement) with the Company as part of his employment package. The Compensation Committee determined that the Retention Agreement was necessary to ensure retention of Mr. Ingram’s services and leadership during a critical period of the Company’s LNG development project in Mozambique, especially since competition for talented executive leadership in the LNG industry is highly competitive. Under the terms of the agreement, Mr. Ingram received a cash retention award of $800,000, less applicable taxes, which was paid in two equal installments in November 2016 and 2017, respectively.

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Compensation Discussion and Analysis

The above descriptions of Mr. Walker’s Severance Agreement and Mr. Ingram’s Retention Agreement are not a full summary of all of the terms and conditions of these agreements and are qualified in their entirety by the full text of the agreements, which are on file with the SEC.

STOCK OWNERSHIP REQUIREMENTS

We have maintained stock ownership requirements for executive officers since 1993 with the goal of promoting equity ownership and aligning our executive officers’ interests with those of our stockholders. These requirements must be met within three years after becoming subject to them. Currently, all of our executive officers either meet or exceed their specified requirements. The ownership requirements are currently established at the following minimum levels:

Position	Requirement	Meets Ownership Requirement as of 12/31/2017
Chief Executive Officer	6 x base salary	Yes
Executive Vice Presidents	3 x base salary	Yes

The Committee reviews the stock ownership levels annually. In determining stock ownership levels, we include shares of common stock held directly by the officer (including shares beneficially owned in a trust, by a limited liability company or partnership, and by a spouse and/or minor children, unless the officer expressly disclaims beneficial ownership of such shares); shares of common stock held indirectly through the Anadarko Employee Savings Plan; deferred share balances resulting from an investment in the Company Stock Fund as defined in the Anadarko Petroleum Corporation Deferred Compensation Plan provided such balance is payable in shares; and unvested restricted stock and restricted stock units. For those officers of Anadarko who are also officers of WES and/or WGP, any WES and/or WGP equity they own is also included in the calculation to determine their compliance. Outstanding performance units and unexercised stock options are not included. If an officer does not satisfy the stock ownership requirements, he or she must retain all shares acquired on the vesting of equity awards or the exercise of stock options (net of exercise costs and taxes) until compliance is achieved. Because of our strong ownership levels, other than as described above we do not maintain separate holding requirements for our equity awards.

CLAWBACK POLICY

All awards granted under Anadarko’s 2012 Omnibus Plan are conditioned on repayment or forfeiture in accordance with applicable laws, Company policy, and any relevant provisions in the related award agreement. Each award agreement under the 2012 Omnibus Plan specifically provides that the awards are subject to forfeiture or repayment if the Company is required to prepare an accounting restatement due to material noncompliance of the Company with applicable rules as a result of misconduct. In addition, the 2012 Omnibus Plan provides that the Committee may specify in an award agreement or otherwise that a recipient’s rights, payment, and benefits with respect to the award shall be reduced, cancelled, forfeited or recouped upon the occurrence of certain specified events, including termination of employment for cause, violations of material Company policies, or other conduct by the recipient that is detrimental to the business or reputation of the Company.

REGULATORY REQUIREMENTS

Together with the Committee, the Company carefully reviews and takes into account current tax, accounting and securities regulations as they relate to the design of our compensation programs and related decisions.

Prior to the enactment of tax reform legislation signed into law on December 22, 2017, which was originally known as the Tax Cuts and Jobs Act (TCJA), Section 162(m) of the IRC limited a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain NEOs, unless the compensation was performance-based as defined under federal tax laws. Subject to certain transitional rules, the TCJA has repealed the exemption for performance-based compensation from the deduction limitation of Section 162(m) of the IRC for taxable years beginning after 2017. The scope of the transitional rules is uncertain, and the Company is awaiting further guidance from the Internal Revenue Service with respect to such rules in order to determine the impact of the TCJA on certain remuneration that the Committee intended to qualify as performance-based compensation under Section 162(m) of the IRC prior to the enactment of the TCJA. The Committee historically reviewed and considered the deductibility of our executive compensation programs; and provided compensation that was not fully deductible when necessary to retain and motivate certain executive officers and when it was in the best interest of the Company and our stockholders. To the extent compensatory awards are not covered by the transitional rules, the performance-based exception to the deduction limitation under Section 162(m) of the IRC will no longer be available to the Company and annual compensation paid to our covered executives in excess of $1 million will not be deductible.

The benefits payable under non-qualified plans for our executive officers and directors are unsecured obligations to pay. Assets to pay these benefits may be held under the

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Compensation Discussion and Analysis

Company’s Benefits Trust, which is subject to the claims of the general creditors of the Company.

CONCLUSION

We believe our executive compensation programs, together with the Committee’s oversight, are designed to pay for performance and enable us to attract, retain and motivate a strong leadership team. The programs provide executive officers with the necessary motivation to maximize the long-term operational and financial performance of the Company, while using sound financial controls and maintaining high standards of integrity. Especially in these complex and volatile times, we believe our executive compensation programs continue to align the executive officers’ interest, as well as the value they may ultimately realize, with the interests and returns of our stockholders.

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Executive Compensation

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for the fiscal years ended December 31, 2017, and, if the individual was an NEO for the applicable fiscal year, for the fiscal years ended December 31, 2016, and 2015 for our CEO, our Chief Financial Officer (CFO) and our three highest paid executive officers other than our CEO and CFO:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
R. A. Walker Chairman, President and Chief Executive Officer	2017	1,300,000	0		8,345,537		2,776,583	1,436,500	2,613,459	487,817	16,959,896
	2016	1,300,000	0		8,362,171		2,828,445	2,670,200	3,019,011	470,425	18,650,252
	2015	1,350,000	0		8,321,429		2,794,960	1,930,500	2,200,242	487,251	17,084,382
Robert G. Gwin	2017	750,000	0		3,345,768		1,113,146	605,600	810,274	181,580	6,806,368
EVP, Finance and	2016	750,000	0		3,352,460		1,133,936	1,125,750	929,080	192,813	7,484,039
Chief Financial Officer	2015	778,846	0		3,336,853		1,120,768	813,894	20,204	216,505	6,287,070
Daniel E. Brown	2017	563,077	0		3,345,768		1,113,146	429,200	942,109	95,492	6,488,792
EVP, U.S. Onshore Operations
Mitchell W. Ingram	2017	627,885	400,000	(6)	3,345,768		1,113,146	507,000	107,021	218,803	6,319,623
EVP, International and Deepwater Operations and Project Management	2016	625,000	400,000	(6)	4,536,040	(7)	1,133,936	938,150	47,687	304,060	7,984,873
Robert K. Reeves	2017	700,000	0		2,819,442		938,033	565,300	1,109,525	132,783	6,265,083
EVP, Law and Chief	2016	700,000	0		2,614,161		884,209	1,050,700	1,265,737	121,004	6,635,811
Administrative Officer	2015	726,923	0		2,601,996		873,946	759,635	265,865	154,315	5,382,680

(1)	As part of its annual review of executive compensation in November 2017, the Committee determined that no changes should be made to the base salaries for Messrs. Walker, Gwin and Reeves. Mr. Brown’s amount represents salary earned prior to and following his appointment as executive vice president in May 2017. The amounts reflected in this column for 2015 include a total of 27 pay periods, rather than the usual 26, as a result of the Company’s payroll schedule for 2015. In most years, paying a bi-weekly pay schedule results in 26 pay periods. However, every 11 years, a 27th pay period occurs. The reported value in 2016, therefore, does not represent a change in base salary for any of the NEOs.

(2)	The amounts included in these columns represent the aggregate grant date fair value of the awards granted to NEOs in 2017 computed in accordance with FASB ASC Topic 718. The value ultimately realized by the NEOs upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to this determined value. For a discussion of valuation assumptions, see Note 22 — Share-Based Compensation of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2017. The values in the “Stock Awards” column represent the grant date fair values for both restricted stock unit and performance unit awards. The performance unit awards are subject to market conditions and have been valued based on the probable outcome of the market conditions as of the grant date.

(3)	The amounts in this column reflect the incentive cash bonus awards for 2017 that were determined by the Compensation Committee and paid out in March 2018 pursuant to the Company’s AIP. These awards are discussed in further detail beginning on page 39.

(4)	The amounts in this column reflect the annual aggregate change in the actuarial present value of each NEO’s accumulated benefit, expressed as a lump sum, under the Company’s pension plans described in more detail beginning on page 58. The amounts reported in this column are not a current cash payment but represent the year-over-year change in the value of the NEO’s pension based on specified interest and discount rate assumptions for each year and include amounts that the NEO may not currently be entitled to receive because such amounts are not vested. As of December 31, 2017, Mr. Ingram was not vested in his PWA balance. The actual value of the pension will be determined at the time each NEO retires from the Company. The Company’s Deferred Compensation Plan does not provide for above-market or preferential earnings so no such amounts are included.

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Executive Compensation

(5)	The amounts shown in this column are described further in the All Other Compensation Table below.

(6)	The amounts reflected in the “Bonus” column for Mr. Ingram in 2016 and in 2017 were a cash retention award paid to him as part of his Retention Agreement entered into on November 1, 2015. The details of this agreement are discussed on page 50.

(7)	This column includes the performance unit grant awarded to Mr. Ingram in February 2016, in addition to the annual grant he received in November 2016. Since Mr. Ingram was not employed with the Company in October 2015 and did not receive an annual long-term incentive award at the same time as the other NEOs, he received two performance unit awards in 2016.

All Other Compensation Table for 2017

The following table describes each component of the “All Other Compensation” column for the fiscal year ended December 31, 2017 in the Summary Compensation Table:

Name	Personal Use of Aircraft ($)(1)	Payments by the Company to Employee 401(k) Plan and Savings Restoration Plan ($)	Club Membership Dues ($)(2)	Financial/ Tax/ Estate Planning ($)	Excess Liability Insurance ($)	Other ($)(3)	Totals ($)

R. A. Walker(4)	212,785	238,212	32,035	3,042	1,743	0	487,817

Robert G. Gwin	22,611	112,545	28,641	16,040	1,743	0	181,580

Daniel E. Brown	0	62,885	14,824	16,040	1,743	0	95,492

Mitchell W. Ingram	26,459	156,604	14,325	16,147	1,743	3,525	218,803

Robert K. Reeves	11,451	105,042	10,592	3,955	1,743	0	132,783

(1)	The amount reported reflects the value of personal aircraft use for 2017. The value of personal aircraft use is based on the Company’s aggregate incremental direct operating costs, including cost of fuel, maintenance, landing and ramp fees, and other miscellaneous trip-related variable costs. Because the Company’s aircraft are used predominantly for business purposes, fixed costs, which do not change based on use of the aircraft, are excluded. The value of travel to board meetings for companies other than Anadarko or its affiliates and civic organizations for which the NEOs serve as directors is considered personal use and is included in the amount reported above. Compensation is imputed for personal use of our aircraft by the NEOs and their guests.

(2)	The amounts disclosed represent the payment of club membership fees. For those clubs not used exclusively for business, the entire amount has been included, although we believe that only a portion of this cost represents a perquisite.

(3)	The amount for Mr. Ingram represents reimbursement for the cost of an executive physical.

(4)	Mr. Walker has a personal usage limit of up to $300,000 that allows him to use Company aircraft for a limited amount of personal travel. In the event his usage exceeds such amount, he is required to reimburse the Company pursuant to a time-sharing agreement. As reported above, the amount of Mr. Walker’s personal travel on the company’s aircraft during 2017 did not exceed his personal usage limit.

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Executive Compensation

GRANTS OF PLAN-BASED

AWARDS IN 2017

The Grants of Plan-Based Awards Table sets forth information concerning annual incentive awards, performance units, stock options, and restricted stock units granted or modified during 2017 for each of the NEOs as described below.

Non-Equity Incentive Plan Awards (AIP). Values disclosed reflect the estimated cash payouts under the Company’s AIP, as discussed beginning on page 39, based on actual salaries earned in 2017. If threshold levels of performance are not met, the payout can be zero. If maximum levels of performance are achieved, the payout can be 200% of each NEO’s target. The amounts actually paid to the NEOs for 2017 are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

Equity Incentive Plan Awards (PU). Awards reported reflect performance units, as discussed beginning on page 42, which are denominated as an equivalent of one share of Company common stock and, if earned, are paid in cash. Executive officers may earn from 0% to 200% of the targeted award based on the Company’s relative TSR

performance against a specified peer group over a three-year performance period. The threshold value reported represents the lowest earned amount, other than zero, based on a defined payout scale. Executive officers do not have voting rights with respect to performance units, and unless after a change of control the award has been converted into restricted stock units of the surviving company, no dividend equivalents are paid on the awards.

Stock Awards (RSU). Awards reported reflect restricted stock unit awards that vest pro-rata annually over three years, beginning with the first anniversary of the grant date. Dividend equivalents are reinvested in shares of the Company’s common stock and paid upon the applicable vesting of the underlying award. Awards are eligible to be voluntarily deferred.

Stock Option Awards (NQSO). Stock options vest pro-rata annually over three years, beginning with the first anniversary of the date of grant and have a term of seven years. The exercise price is not less than the market price on the date of grant and repricing of stock options to a lower exercise price is prohibited, unless approved by stockholders.

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Executive Compensation

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

R. A. Walker
AIP		—	1,690,000	3,380,000	—	—	—	—	—	—	—
PU	11/14/2017	—	—	—	40,742	101,856	203,712	—	—	—	5,570,505
RSU	11/14/2017	—	—	—	—	—	—	57,753	—	—	2,775,032
NQSO	11/14/2017	—	—	—	—	—	—	—	185,166	48.05	2,776,583

Robert G. Gwin
AIP		—	712,500	1,425,000	—	—	—	—	—	—	—
PU	11/14/2017	—	—	—	16,334	40,835	81,670	—	—	—	2,233,266
RSU	11/14/2017	—	—	—	—	—	—	23,153	—	—	1,112,502
NQSO	11/14/2017	—	—	—	—	—	—	—	74,234	48.05	1,113,146

Daniel E. Brown
AIP		—	504,967	1,009,935	—	—	—	—	—	—	—
PU	11/14/2017	—	—	—	16,334	40,835	81,670	—	—	—	2,233,266
RSU	11/14/2017	—	—	—	—	—	—	23,153	—	—	1,112,502
NQSO	11/14/2017	—	—	—	—	—	—	—	74,234	48.05	1,113,146

Mitchell W. Ingram
AIP		—	596,491	1,192,981	—	—	—	—	—	—	—
PU	11/14/2017	—	—	—	16,334	40,835	81,670	—	—	—	2,233,266
RSU	11/14/2017	—	—	—	—	—	—	23,153	—	—	1,112,502
NQSO	11/14/2017	—	—	—	—	—	—	—	74,234	48.05	1,113,146

Robert K. Reeves
AIP		—	665,000	1,330,000	—	—	—	—	—	—	—
PU	11/14/2017	—	—	—	13,764	34,411	68,822	—	—	—	1,881,938
RSU	11/14/2017	—	—	—	—	—	—	19,511	—	—	937,504
NQSO	11/14/2017	—	—	—	—	—	—	—	62,556	48.05	938,033

(1)	The amounts in this column reflect the aggregate grant date fair value of awards made to NEOs in 2017 computed in accordance with FASB ASC Topic 718. The value ultimately realized by each NEO upon the actual vesting of the award(s) or exercise of the stock option(s) may or may not be equal to this determined value. For a discussion of the valuation assumptions, see Note 22 — Share-Based Compensation of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2017.

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Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017

The following table reflects outstanding stock option awards and unvested and unearned stock awards (both time-based and performance-contingent) as of December 31, 2017, assuming a market value of $53.64 per share (the closing stock price of the Company’s common stock on December 29, 2017).

						Stock Awards
								Equity Incentive Plan Awards
						Restricted Stock/Units(2)		Performance Units(3)
	Grant Date	Option Awards(1)				Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
		Number of Securities Underlying Unexercised Options		Option Exercise Price($)	Option Expiration Date
Name		Exercisable(#)	Unexercisable(#)

R. A. Walker	11/08/2011	87,076	0	83.95	11/08/2018
	05/15/2012	52,511	0	66.38	05/15/2019
	11/05/2012	169,600	0	70.70	11/05/2019
	11/06/2013	148,378	0	92.02	11/06/2020
	11/06/2014	118,005	0	93.51	11/06/2021			55,606	0
	10/26/2015	103,077	51,538	69.00	10/26/2022	13,573	728,056	77,548	1,663,870
	11/10/2016	45,554	91,107	61.87	11/10/2023	30,040	1,611,346	79,385	1,703,285
	11/14/2017	0	185,166	48.05	11/14/2024	57,806	3,100,714	101,856	5,463,556
Robert G. Gwin(4)	11/08/2011	26,098	0	83.95	11/08/2018
	11/05/2012	30,224	0	70.70	11/05/2019
	11/06/2013	29,616	0	92.02	11/06/2020
	11/06/2014	24,644	0	93.51	11/06/2021			12,949	0
	10/26/2015	24,494	12,247	69.00	10/26/2022	3,938	211,235	22,913	491,623
	11/10/2016	13,444	26,886	61.87	11/10/2023	10,585	567,787	28,815	618,260
	11/14/2017	0	74,234	48.05	11/14/2024	23,174	1,243,053	40,835	2,190,389
Daniel E. Brown	03/04/2011	1,190	0	81.02	03/04/2018
	06/07/2013	1,614	0	87.98	06/07/2020
	09/09/2013	2,446	0	94.02	09/09/2020
	11/06/2013	16,155	0	92.02	11/06/2020
	11/06/2014	23,945	0	93.51	11/06/2021			6,448	0
	10/26/2015	22,107	11,053	69.00	10/26/2022	2,079	111,518	9,504	203,918
	11/10/2016	13,215	26,429	61.87	11/10/2023	6,225	333,909	13,160	282,361
	11/10/2016					16,237	870,953
	11/14/2017	0	74,234	48.05	11/14/2024	23,174	1,243,053	40,835	2,190,389
Mitchell W. Ingram	11/01/2015					20,190	1,082,992
	02/08/2016							31,000	665,136
	11/10/2016	18,263	36,525	61.87	11/10/2023	12,043	645,987	31,826	682,859
	11/14/2017	0	74,234	48.05	11/14/2024	23,174	1,243,053	40,835	2,190,389
Robert K. Reeves	11/08/2011	40,856	0	83.95	11/08/2018
	11/05/2012	47,316	0	70.70	11/05/2019
	11/06/2013	46,363	0	92.02	11/06/2020
	11/06/2014	36,873	0	93.51	11/06/2021			17,376	0
	10/26/2015	32,231	16,115	69.00	10/26/2022	4,245	227,702	24,248	520,265
	11/10/2016	14,241	28,481	61.87	11/10/2023	9,391	503,733	24,817	532,474
	11/14/2017	0	62,556	48.05	11/14/2024	19,529	1,047,536	34,411	1,845,806

(1)	Stock options have a 7-year term and will vest ratably over three years in equal installments on the first, second, and third anniversaries of the date of grant. Stock options awards do not accrue dividends or dividend equivalents.

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Executive Compensation

(2)	Except as noted, the restricted stock units will vest pro-rata annually over three years, beginning with the first anniversary of the grant date. At the end of each Vesting Period, unless deferred, the number of restricted stock units that vest are converted into shares of unrestricted Common Stock, less applicable withholding taxes. The shares reflected in these columns include dividend equivalents, which are accrued and reinvested in additional shares of Common Stock and paid upon the applicable vesting of the underlying award, less applicable withholding taxes. The November 2016 grant of 16,237 restricted stock units, including dividend equivalents, to Mr. Brown will vest in four years on the fourth anniversary of the grant date.

(3)	The number of outstanding units and the estimated payout percentages disclosed for each award are calculated based on our relative performance ranking as of December 31, 2017 and are not necessarily indicative of what the payout percent earned will be at the end of the specified performance period. The relative performance rankings as of December 31, 2017 were: 0% for the 2014 grant, 40% for the 2015 grant, and 40% for the 2016 grant. For awards that were granted in 2017 with performance periods beginning in 2018, target payout has been assumed.

(4)	Mr. Gwin transferred the economic interest in certain stock options, restricted stock units and performance units pursuant to his DRO. The values reported reflect only the awards for which Mr. Gwin retained beneficial ownership.

OPTION EXERCISES AND STOCK VESTED IN 2017

The following table provides information about the aggregate dollar value realized during 2017 by the NEOs for Anadarko awards, including option exercises, vesting of restricted stock units and performance unit payouts.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)(2)	Value Realized on Vesting($)(1)
R. A. Walker	0	0	66,822	3,904,125
Robert G. Gwin	0	0	26,724	1,560,937
Daniel E. Brown	0	0	9,715	547,943
Mitchell W. Ingram	0	0	26,187	1,318,852
Robert K. Reeves	0	0	20,884	1,220,113

(1)	The value realized reflects the taxable value to the NEO as of the date of the option exercise, vesting of restricted stock units, or payment of performance unit awards. For Mr. Gwin, these amounts do not include any value related to the transfer of the economic interest in certain stock options, restricted stock units and performance units pursuant to his DRO. The value of such transferred economic interest will be determined as of a future date, if and when the options are exercised, the restricted stock units vest or the performance unit awards are paid. The exercise prices of these stock options were higher than the price of our common stock on the date of transfer, and may be exercised in accordance with their terms, while the unvested stock awards will continue to vest in accordance with the applicable vesting schedule and performance criteria.

(2)	The numbers disclosed include restricted stock units and performance unit awards paid in shares and cash, respectively, for which restrictions lapsed during 2017. For Mr. Gwin, the number above reflects all such awards, including the 2,018 shares of common stock that were transferred pursuant to his DRO following the 2017 vesting of his restricted stock units.

PENSION BENEFITS FOR 2017

The Company maintains the Anadarko Retirement Plan (the APC Retirement Plan) and the Kerr-McGee Corporation Retirement Plan (the KMG Retirement Plan), both of which are funded tax-qualified defined benefit pension plans. In addition, the Company maintains the Anadarko Retirement Restoration Plan, or the APC Retirement Restoration Plan, and the Kerr-McGee Benefits Restoration Plan, or the KMG Restoration Plan, both of which are unfunded, non-qualified pension benefit plans that are designed to provide for supplementary pension benefits due to limitations imposed by the IRC that restrict the amount of benefits payable under tax-qualified plans.

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Executive Compensation

APC Retirement Plan and APC Retirement Restoration Plan

The APC Retirement Plan covers all U.S.-based Anadarko employees, except for legacy Kerr-McGee employees. The APC Retirement Restoration Plan covers certain U.S.-based Anadarko employees, except for legacy Kerr-McGee employees, who are affected by certain IRC limitations.

For those employees hired prior to January 1, 2007, which includes all of the NEOs (except for Mr. Brown, who participates in the KMG Retirement Plan and the KMG Restoration Plan, and Mr. Ingram, who was hired in November 2015), benefits under these plans are based upon the employee’s years of service and the average monthly earnings during the 36 highest paid consecutive months of the last 120 months of employment with the Company.

The APC Retirement Plan and the APC Retirement Restoration Plan (collectively, APC Retirement Plans) do not require contributions by employees. An employee becomes vested in his or her benefit at the completion of three years of service. Compensation covered by the APC Retirement Plans consists of base salary and payments under the AIP. The maximum amount of compensation for 2017 that may be considered in calculating benefits under the APC Retirement Plan was $270,000 due to the annual IRC limitation. Compensation in excess of $270,000 was recognized in determining benefits payable under the APC Retirement Restoration Plan.

For employees hired prior to January 1, 2007, benefits under the APC Retirement Plans are calculated as a life-only annuity (meaning that benefits end upon the participant’s death) and are equal to the sum of the following:

•	1.4% x average compensation x years of service with the Company; plus

•	0.4% x (average compensation - covered compensation) x years of service with the Company (limited to 35 years).

Covered compensation is the average (without indexing) of the Social Security taxable wage base during the 35-year period ending with the last day of the year in which an individual reaches Social Security retirement age. Benefits are calculated based on a normal retirement age of 65; however, employees may receive a reduced early retirement benefit as early as age 55. Employees may choose to receive their benefits under several different forms provided under the APC Retirement Plan. Employees receive their benefits from the APC Retirement Restoration Plan in the form of a lump-sum payment.

As of December 31, 2017, Messrs. Walker and Reeves were the only NEOs eligible for early retirement under the APC

Retirement Plans. Early retirement benefits are calculated using the formula described above; however, the value is multiplied by an early retirement reduction factor as follows:

Age	Early Retirement Factor
62 and older	100%
61	97%
60	94%
59	91%
58	88%
57	85%
56	82%
55	79%

For employees hired on or after January 1, 2007, such as Mr. Ingram, benefits under the APC Retirement Plans are calculated as a retirement income benefit. An employee becomes vested in his or her benefit at the completion of three years of service. Mr. Ingram, who was hired in November 2015, is not yet vested in his benefits under the APC Retirement Plan. The PWA is an Anadarko Retirement Plan benefit program that consists of company contributions to a notional account based on age and length of service, plus weekly interest credits. The current pay credits provided under the PWA (expressed as a percentage of eligible compensation) are as follows:

Points	Pay Credit
80 or more	13%
70	11%
60	9%
50	7%
40	6%
Less than 40	5%

A participant is also entitled to interest credits, which are applied weekly, at an interest rate that is equal to the annual effective rate of the variable interest rate; however, the annual interest credit will never be less than a 3.24% annual rate, unless a lower rate is required to comply with any requirement that the rate of interest be reasonable or market rate, or unless the minimum interest rate is otherwise impermissible by law.

KMG Retirement Plan and KMG Restoration Plan

The KMG Retirement Plan covers all U.S.-based, legacy Kerr-McGee employees who have not incurred a break in service of greater than one year since the date Kerr-McGee was acquired by Anadarko. The KMG Restoration Plan covers certain legacy Kerr-McGee U.S.-based employees that are affected by the IRC limitations. Mr. Brown is the only NEO who participates in the KMG Retirement Plan and

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Executive Compensation

the KMG Restoration Plan. Benefits under these plans are based upon the employee’s years of service and the average monthly earnings during the 36 highest paid consecutive months of the last 120 months of employment.

The KMG Retirement Plan and the KMG Restoration Plan (collectively, KMG Retirement Plans) do not require contributions by employees. An employee becomes vested in his or her benefit at the completion of three years of service. Compensation covered by the KMG Retirement Plans includes base salary and payments under the AIP. The maximum amount of compensation for 2017 that may be considered in calculating benefits under the KMG Retirement Plan was $270,000 due to the annual IRC limitation. Compensation in excess of $270,000 was recognized in determining benefits payable under the KMG Restoration Plan.

Benefits under the KMG Retirement Plans are calculated as a life-only annuity for single participants, and a joint and 50% contingent annuity for married participants who are eligible for retirement. Benefits under this plan are equal to the sum of Part A and Part B:

Part A:

•	1.1% x average compensation x years of service prior to March 1, 1999; plus
•	0.5% x (average compensation - covered compensation) x years of service prior to March 1, 1999 (limited to 35 years).

Part B:

•	1.667% x average compensation x years of service on or after March 1, 1999 (limited to 30 years); plus

•	0.75% x average compensation x years of service on or after March 1, 1999 in excess of 30 years; less

•	1% x primary Social Security benefit x years of service on or after March 1, 1999 as of age 65 (limited to 30 years) x (years of service on or after March 1, 1999 divided by years of service on or after March 1, 1999 at age 65).

Covered compensation is the average (without indexing) of the Social Security taxable wage base during the 35-year period ending with the last day of the year in which an individual reaches Social Security retirement age. Benefits are calculated based on a normal retirement age of 65; however, employees may receive a reduced early retirement benefit as early as age 52. Employees may choose to receive their benefits under several different forms provided under the KMG Retirement Plan. Employees receive their benefits from the KMG Restoration Plan in the form of a lump-sum payment.

Mr. Brown is not eligible for early retirement under the KMG Retirement Plan. Early retirement benefits under the KMG Retirement Plans are calculated using the formula described above, however, the value is multiplied by an early retirement reduction factor as follows:

Age Benefit Payments Start	First Formula Percentage of Normal Retirement Age Benefit Payable (Age Reductions for Benefits Earned Before March 1, 1999)		Second Formula Percentage of Normal Retirement Age Benefit Payable (Age Reductions for Benefits Earned On or After March 1, 1999)
	Part A	Part B
62 and older	100%	100%	100%
61	100%	95%	100%
60	100%	90%	100%
59	95%	85%	95%
58	90%	80%	90%
57	85%	75%	85%
56	80%	67.5%	80%
55	75%	60%	75%
54	70%	55%	70%
53	65%	50%	65%
52	60%	45%	60%

The present values provided in the table below are based on the pension benefits accrued through December 31, 2017, assuming that such benefit is paid in the same form as reflected in the accounting valuation. The benefits are assumed to commence at the specified plan’s earliest unreduced retirement age, which is age 62 for those NEOs under the APC Retirement Plans and age 60 for Mr. Brown under the KMG Retirement Plans. All pre-retirement

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Executive Compensation

decrements such as pre-retirement mortality and terminations have been ignored for the purposes of these calculations. The interest rate used for discounting payments back to December 31, 2017, is 3.69% in the APC Retirement Restoration Plan and 3.73% in the APC Retirement Plan; and 3.64% and 3.63% in the KMG Restoration Plan and the KMG Retirement Plan, respectively, consistent with the discount rates used in the accounting valuation. The long-term interest rate used for converting the benefit to a lump-sum form of payment is set at 100 basis points less than the discount rate, but not less than the most recently published 30-year Treasury rate. The interest rate used for calculating the values below is 2.77% in both the APC Retirement Restoration Plan and the APC Retirement Plan; and 2.77% in both the KMG Restoration Plan and the KMG Retirement Plan.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2017 ($)
R. A. Walker(1)	APC Retirement Plan	12.000	802,729	0
	APC Retirement Restoration Plan	20.000	20,293,432	0
Robert G. Gwin	APC Retirement Plan	12.000	631,505	0
	APC Retirement Restoration Plan	12.000	3,955,269	0
Daniel E. Brown	KMG Retirement Plan	19.833	745,559	0
	KMG Restoration Plan	19.833	2,350,494	0
Mitchell W. Ingram(2)	APC Retirement Plan	2.167	43,342	0
	APC Retirement Restoration Plan	2.167	118,134	0
Robert K. Reeves(1)	APC Retirement Plan	14.000	908,368	0
	APC Retirement Restoration Plan	19.000	7,641,217	0

(1)	The value of Messrs. Walker’s and Reeves’s APC Retirement Restoration benefit in the table includes the effect of the additional pension service credits equal to eight and five years of credited service, respectively, provided in 2007 to recognize that they were mid-career hires that we would like to retain for the remainder of their careers. Providing them additional service credits recognized a portion of their prior industry and service years, which directly benefits us and our stockholders. Messrs. Walker and Reeves vested in these additional pension service credits on February 20, 2012 and December 12, 2012, respectively. Messrs. Walker’s and Reeves’s total pension values as of December 31, 2017, excluding these additional pension service credits are $12,657,551 and $6,299,510, respectively.

(2)	Mr. Ingram was not vested in the PWA as of December 31, 2017.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2017

The Company maintains a Deferred Compensation Plan for certain employees, including the NEOs. Under this Plan, certain employees may voluntarily defer receipt of up to 75% of their salary and/or up to 100% of their AIP payments. The Company does not match these deferred amounts. In general, deferred amounts are distributed to the participant upon separation from service or at a specific date as elected by the participant. At the time deferral elections are made, participants also elect to receive their distributions in either lump-sum or annual installments not exceeding 15 years.

Due to IRC limitations that restrict the amount of benefits payable under the tax-qualified 401(k) Plan, the Company sponsors a non-qualified Savings Restoration Plan. The Savings Restoration Plan accrues a benefit equal to the excess, if any, of Company matching and PWA contributions that would have been allocated to a participant’s 401(k) Plan account each year without regard to IRC limitations over amounts that were, in fact, allocated to a participant’s account. After a participant reaches the IRC limitations under the 401(k) Plan, the Company records contributions on their behalf up to the six-percent match on eligible compensation they would have otherwise been entitled to receive under the 401(k) Plan and, if applicable, an additional four percent of eligible compensation for PWA participants. In October of 2017, the Savings Restoration Plan was amended effective as of the first day of such year to provide that all amounts credited to a participant’s account under such plan would be fully vested. Prior to such amendment, all amounts credited to accounts under the

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Executive Compensation

Savings Restoration Plan were fully vested, except that the portion of a participant’s account attributable to PWA contributions vested upon completion of three years of vesting service. Prior to the amendment, Mr. Ingram was the only NEO who had an unvested account credit under the Savings Restoration Plan; as a result of the 2017 amendment to the Savings Restoration Plan, Mr. Ingram became fully vested in his entire benefit on January 1, 2017 instead of November 1, 2018. Eligible compensation includes base salary and AIP bonus payments. In general, deferred amounts are distributed to the participant in lump-sum upon separation from service.

Both the Deferred Compensation Plan and the Savings Restoration Plan permit participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds provided in the 401(k) Plan (but excluding the Company stock fund). These notional accounts do not provide for above-market or preferential earnings. Each participant directs investments of the individual accounts set up for the participant under the plans and may make changes in the investments as often as daily. Since each executive officer chooses the investment vehicle or vehicles (including a selection of funds ranging from fixed income to emerging markets, as well as other equity, debt and mixed investment strategies in between) and may change their allocations from time to time, the return on the investment will depend on how well each underlying investment fund performed during the time the executive officer chose it as an investment vehicle. The aggregate performance of such investment is reflected in the “Aggregate Earnings/Losses in 2017” column.

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Executive Compensation

Executive officers were given the opportunity to make voluntary deferral elections for all of their annual restricted stock unit and performance unit awards granted under the Company’s 1999 Stock Incentive Plan and the 2008 and 2012 Omnibus Plans. Any earnings and/or losses attributable to the deferred shares otherwise payable under these awards are based on the performance of the Company’s stock over the deferral period. In general, deferred awards are distributed to the participant, in the form of Company common stock or cash, as designated by the Compensation Committee at the time of grant, upon termination or at a specific date as elected by the participant. The Company does not subsidize or match any deferrals of compensation into these plans.

Name	Executive Contributions in 2017 ($)	Company Contributions in 2017 ($)	Aggregate Earnings/ (Losses) in 2017 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at End of 2017 ($)

R. A. Walker
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	229,212	272,573	0	2,320,630
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0
2012 Omnibus Plan	0	0	0	0	0

Robert G. Gwin
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	107,353	219,382	0	1,536,090
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0
2012 Omnibus Plan	0	0	0	0	0

Daniel E. Brown
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	59,250	33,252	0	218,109
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0
2012 Omnibus Plan	0	0	0	0	0

Mitchell W. Ingram
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	149,392	23,310	0	221,518
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0
2012 Omnibus Plan	0	0	0	0	0

Robert K. Reeves
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	100,196	153,091	0	1,370,013
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0
2012 Omnibus Plan	0	0	0	0	0

(1)	Company contributions in the Savings Restoration Plan are reported in the Summary Compensation Table for each of the NEOs under the “All Other Compensation” column for the fiscal year 2017. The Savings Restoration Plan Aggregate Balance includes amounts reported in the “All Other Compensation” column of the Summary Compensation Table for 2017 as well as amounts previously reported in prior Summary Compensation Tables. The amounts disclosed in the Summary Compensation Table, both as currently and previously reported, for each NEO are as follows: Mr. Walker — $1,650,365; Mr. Gwin — $768,420; Mr. Brown — $59,250; Mr. Ingram — $196,696; and Mr. Reeves — $767,941.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables reflect potential payments to our NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change of control or termination of employment of each NEO, assuming a termination date of December 31, 2017, and, where applicable, using the closing price of our common stock of $53.64 (as reported on the NYSE as of December 29, 2017).

The following are general definitions that apply to the termination scenarios detailed below. These definitions have been summarized and are qualified in their entirety by the full text of the applicable plans or agreements to which our NEOs are parties.

Involuntary Termination is generally defined as any termination that does not result from the following termination events: resignation; retirement; for cause; death; qualifying disability; extended leave of absence; continued failure to perform duties or responsibilities; a termination in connection with any corporate sale transaction where continued employment is available; or a termination if the NEO is eligible to receive benefits from a Key Employee Change-of-Control Contract, or under an employment or severance agreement.

For Cause is generally defined as the following:

•	the willful and continued failure of the executive officer to perform substantially the executive officer’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) or material breach of any material provision in an employment agreement (if applicable), after written demand for substantial performance is delivered to the executive officer by the Board or the CEO of the Company which specifically identifies the manner in which the Board or CEO believes that the executive officer has not substantially performed the executive officer’s duties; or

•	the willful engaging by the executive officer in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

A Change of Control is generally defined as any one of the following occurrences:

•	any individual, entity or group acquires beneficial ownership of 20% or more of either the outstanding shares of our common stock or our combined voting power;

•	individuals who constitute the Board (as of the date of either a given change-of-control contract or an award agreement under our equity plans, as applicable) cease to constitute a majority of the Board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date of either the change-of-control contract or an award agreement under our equity plans, as applicable, will be deemed a member of the incumbent Board;

•	a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of assets of another entity, unless following the business combination,

–	all or substantially all of the beneficial owners of our outstanding common stock prior to the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

–	no person, entity or group owns 20% or more of the outstanding voting securities of the corporation resulting from the business combination; and

–	at least a majority of the board of the corporation resulting from the business combination were members of our Board prior to the business combination; or

•	approval by our stockholders of our complete liquidation or dissolution.

Good Reason is generally defined as any one of the following occurrences within three years of a Change of Control:

•	diminution in the executive officer’s position, authority, duties or responsibilities that were effective immediately prior to the Change of Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the executive officer;

•

any failure by the Company to provide compensation to the executive officer at levels that were effective immediately prior to the Change of Control, excluding for this purpose an isolated, insubstantial and inadvertent

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action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the executive officer;

•	any material change in the location, as defined in the applicable agreement, where the executive officer was employed immediately preceding the Change of Control, or the Company requiring the executive officer to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control;

•	any termination by the executive officer for any reason during the 30-day period immediately following the first anniversary of a Change of Control (such occurrence is not part of the good reason definition under Mr. Walker’s Severance Agreement or under the Key Employee Change of Control Contracts with Messrs. Brown and Ingram);

•	any purported termination by the Company of the executive officer’s employment otherwise than as expressly permitted in their Change of Control, Employment or Severance Agreement; or

•	any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume the terms provided in the executive officer’s Change-of-Control or Employment or Severance Agreement.

In February 2011, the Compensation Committee eliminated on a prospective basis the Good Reason provision allowing an executive officer to terminate for any reason during the 30-day period immediately following the first anniversary of a Change of Control for all key employee change-of-control contracts executed with any newly appointed and/or newly hired senior executive officers who are not otherwise subject to an existing agreement. Mr. Walker’s Severance Agreement and the Key Employee Change of Control Contracts with Messrs. Ingram and Brown also excludes this modified single-trigger provision.

Disability is generally defined as the absence of the executive officer from his or her duties with the Company on a full-time basis for 180 business days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the executive officer or the executive officer’s legal representative.

Additional details of the post-termination arrangements can be found beginning on page 48.

Involuntary For Cause Termination

	Mr. Walker($)	Mr. Gwin($)	Mr. Brown($)	Mr. Ingram($)	Mr. Reeves($)
Cash Severance	0	0	0	0	0
Total	0	0	0	0	0

Voluntary Termination (Including Retirement)

	Mr. Walker($)(1)	Mr. Gwin	Mr. Brown	Mr. Ingram	Mr. Reeves($)(1)
Continued Vesting of Option Awards(2)	0	0	0	0	0
Payout of Performance Unit Awards(3)	2,812,532	0	0	0	879,317
Continued Vesting of Restricted Stock Unit Awards(4)	1,611,346	0	0	0	503,734
Total	4,423,878	0	0	0	1,383,051

(1)	As of December 31, 2017, Messrs. Walker and Reeves were eligible for retirement, as defined by the Anadarko Petroleum Corporation Retiree Health Benefits Plan, as well as qualified retirement, as defined in the 2016 and 2017 award agreements.

(2)	Reflects the value (determined as the excess, if any, of the fair market value of a share as of December 31, 2017, over the exercise price of such share (the “in-the-money value”)) of unvested stock options for awards granted on or after November 10, 2016, provided they have been held for at least 180 days after the date of grant. The nonqualified stock option agreements for awards granted on or after November 10, 2016 provide for continued vesting according to the time-based vesting schedule in cases of a qualified retirement (which means retirement at or after age 60 with minimum 10 years of service).

(3)

Under the terms of the 2015 performance unit agreements, retirement-eligible participants receive a prorated payout, paid after the end of the performance period, based on actual performance and the number of months worked during the

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Executive Compensation

performance period. Additionally, the performance unit agreements for awards granted on or after November 10, 2016 provide for payout at the end of the performance period, with no proration and based on actual performance, in cases of a qualified retirement (which means retirement at or after age 60 with minimum 10 years of service). Performance units awards granted on November 14, 2017 are not included in the table above as the treatment described in the two preceding sentences only applies to such awards if they have been held for at least 180 days after the grant date, which would not be the case in the event of a retirement that occurred on December 31, 2017. Messrs. Walker’s and Reeves’s values reflect an estimated payout based on performance to date through December 31, 2017, which is not indicative of the payout they will receive at the end of the performance period based on actual performance.

(4)	Under the terms of the restricted stock unit agreements effective on or after November 10, 2016, upon a qualified retirement (which means retirement at or after age 60 with minimum 10 years of service), restricted stock units that are held for at least 180 days after grant date will be settled according to the vesting schedule. Restricted stock units awards granted on November 14, 2017 are not included in the table above as they have not been held for at least 180 days after the grant date in the event of a qualified retirement that occurred on December 31, 2017. Messrs. Walker’s and Reeves’s values reflect an estimated payout based on the stock price as of December 29, 2017, which is not indicative of the payout they will receive at the time of vesting.

Involuntary Not For Cause Termination

	Mr. Walker($)	Mr. Gwin($)	Mr. Brown($)	Mr. Ingram($)	Mr. Reeves($)
Cash Severance(1)	5,980,000	2,212,500	1,810,500	1,917,500	2,065,000
Pro-rata AIP Bonus(2)	1,436,500	605,600	429,200	507,000	565,300
Accelerated Equity Compensation(3)	6,741,634	2,303,874	2,217,626	3,491,941	2,133,862
Retirement Restoration Plan Benefits(4)	0	0	0	129,049	0
Health and Welfare Benefits(5)	111,086	7,188	6,976	8,073	20,964
Total	14,269,220	5,129,162	4,464,302	6,053,563	4,785,126

(1)	Mr. Walker’s value assumes two times the sum of his base salary in effect at the end of 2017 plus his target AIP bonus (with his target AIP calculated based on his salary in effect at the beginning of the year); all other NEO values assume two times base salary plus one times target AIP bonus, in each case calculated based on the NEO’s base salary in effect at the end of 2017.

(2)	All payments, if provided, will be paid at the end of the performance period following the Compensation Committee’s certification of corporate performance. All NEO values in the table are based on base salary earnings for the year and reflect the actual bonuses awarded under the Company’s 2017 AIP as discussed on page 42.

(3)	Reflects the in-the-money value of unvested stock options (subject to Board approval), the estimated current value of unvested performance units (based on performance as of December 31, 2017) and the value of unvested restricted stock units, all as of December 31, 2017. The amount shown for Mr. Gwin reflects a reduction due to a transfer of the economic interest in certain equity awards pursuant to his DRO. In the event of an involuntary termination, unvested performance units would be paid after the end of the applicable performance periods based on actual performance. However, the performance unit awards and the restricted stock unit awards granted on November 14, 2017, are not included in the table above as accelerated vesting upon an involuntary not for cause termination only applies to such awards if they have been held for at least 180 days after the grant date, which would not be the case in the event of such a termination that occurred on December 31, 2017. Further, while the terms of the outstanding stock options do not require the Company to accelerate the vesting of the stock options upon an involuntary termination not for cause, the Committee has a historic practice of doing so and, as such, the value of acceleration of the outstanding stock option awards is included above. The equity awards granted on or after November 10, 2016 also contain a non-disclosure covenant (indefinite duration) and non-disparagement and employee non-solicitation covenants (one year).

(4)

Reflects the lump-sum present value of additional benefits related to the Company’s supplemental pension benefits which are contingent upon the termination event. All values include special pension credits, provided through an employment agreement, retention agreement, the APC Retirement Restoration Plan or the KMG Restoration Plan, respectively. On a case-by-case basis, the Compensation Committee may approve a special retirement benefit enhancement that is equivalent to the additional supplemental pension benefits that would have accrued assuming they were eligible for subsidized early retirement benefits. Messrs. Walker and Reeves are not eligible for this supplemental benefit because

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they were eligible for early retirement as of December 31, 2017. If the Compensation Committee were to have approved this special benefit for the other NEOs, the incremental value as of December 31, 2017, to the Retirement Restoration Plan benefits disclosed above would have been $1,707,762 for Mr. Gwin and $331,612 for Mr. Brown. Mr. Ingram’s value represents the accelerated vesting of his PWA balance as of December 31, 2017.

(5)	Reflects the value of a total of 6 months of medical and dental active employee rates benefit coverage, with the exception of Mr. Walker, who is also eligible to receive an additional reimbursement for the cost of up to 18 months of COBRA continuation coverage, per the terms of his Severance Agreement. All amounts are present values determined in accordance with FASB ASC Topic 715.

Change of Control: Involuntary Termination or Voluntary Termination For Good Reason

	Mr. Walker($)	Mr. Gwin($)	Mr. Brown($)	Mr. Ingram($)	Mr. Reeves($)
Cash Severance(1)	9,000,875	5,439,675	2,963,750	3,168,750	5,077,030
Pro-rata AIP Bonus(2)	1,690,000	1,125,750	470,820	593,750	1,050,700
Accelerated Equity Compensation(3)	15,305,903	5,737,317	5,651,069	6,925,384	5,027,203
Retirement Restoration Plan Benefits(4)	347,492	2,735,082	331,612	422,574	493,325
Nonqualified Deferred Compensation(5)	714,636	337,635	199,800	476,445	315,126
Health and Welfare Benefits(6)	316,207	96,306	70,874	96,317	195,158
Outplacement Assistance	30,000	30,000	30,000	30,000	30,000
Financial Counseling(7)	0	52,068	0	0	52,068
Excise Tax and Gross-Up(8)	N/A	0	N/A	N/A	0
Best-of-Net Tax Adjustment(9)	0	N/A	0	0	N/A
Total	27,405,113	15,553,833	9,717,925	11,713,220	12,240,610

(1)	Mr. Walker’s value assumes 2.5 times the sum of base salary in effect at the end of 2017 plus the average of two prior AIP bonus awards; Messrs. Brown’s and Ingram’s values assume 2.5 times the sum of base salary in effect at the end of 2017 plus their target annual bonus for the year in which the date of termination occurs; Messrs. Gwin’s and Reeves’s values assume 2.9 times the sum of base salary plus the highest AIP bonus paid in the past three years.

(2)	Messrs. Walker’s, Brown’s and Ingram’s values assume payment of a pro-rata AIP bonus based on target AIP bonus percentage in effect for the year of termination, base salary in effect at the beginning of the year and the Company’s on-target performance under the Company’s 2017 AIP; Messrs. Gwin’s and Reeves’s values assume the full-year equivalent of the highest annual AIP bonus the officer received over the past three years.

(3)	Includes the in-the-money value of unvested stock options, the value of unvested restricted stock units and the estimated current value of unvested performance units, all as of December 31, 2017. The amount shown for Mr. Gwin reflects a reduction due to a transfer of the economic interest in certain equity awards pursuant to his DRO. Upon a Change of Control, the value of any outstanding performance units would be calculated based on the Company’s TSR performance and the price of the Company’s Common Stock at the time of the Change of Control and converted into restricted stock units of the surviving company. In the event of an involuntary not for cause or voluntary for good reason termination within two years following a Change of Control, the units will generally be paid on the first business day that is at least six months and one day following the separation from service. In the event of an involuntary not for cause or voluntary for good reason termination that is more than two years following a Change of Control, the units will be paid at the end of the performance period. For performance units payable based on actual performance, current values reflect performance to date estimates as of December 31, 2017. The equity awards granted on or after November 10, 2016 also contain a non-disclosure covenant (indefinite duration) and non-disparagement and employee non-solicitation covenants (one year).

(4)

Reflects the lump-sum present value of additional benefits related to the Company’s supplemental pension benefits which are contingent upon the termination event. For Messrs. Gwin and Brown, who as of December 31, 2017 were not retirement eligible, the value includes a special retirement benefit enhancement that is equivalent to the additional supplemental pension benefits that would have accrued assuming they were eligible for subsidized early retirement benefits. For Mr. Ingram, who as of December 31, 2017 was not vested in the PWA, the value is calculated as if he were fully vested, and with three years of additional pay credits, with no interest. All values include special pension credits,

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provided through an employment agreement, retention agreement, the APC Retirement Restoration Plan, the KMG Restoration Plan or a key employee change-of-control contract.

(5)	Includes the value of an additional three years of employer contributions into the Savings Restoration Plan based on each officer’s current contribution rate to the Plan.

(6)	Values represent 36 months of health and welfare benefit coverage. All amounts are present values determined in accordance with FASB ASC Topic 715.

(7)	Values reflect the cost of continuation of financial counseling services for three years after termination. Per the terms of Mr. Walker’s Severance Agreement, and the Key Employee Change of Control Contracts with Messrs. Brown and Ingram, they are not eligible for post-termination financial counseling benefits.

(8)	Values estimate the total payment required to make each executive officer whole for the 20% excise tax imposed by IRC Section 4999. Mr. Walker is not eligible for this excise tax gross-up benefit per the terms of his Severance Agreement, and Messrs. Brown and Ingram are not eligible for this benefit pursuant to the terms of their respective Key Employee Change of Control Contracts.

(9)	Reflects the aggregate impact of the best-of-net tax adjustment as prescribed under Mr. Walker’s Severance Agreement and the Key Employee Change of Control Contracts with Messrs. Brown and Ingram (as discussed on pages 48-51).

Disability

	Mr. Walker($)	Mr. Gwin($)	Mr. Brown($)	Mr. Ingram($)	Mr. Reeves($)
Cash Severance	0	0	0	0	0
Pro-rata AIP Bonus(1)	1,690,000	712,500	504,967	596,491	665,000
Accelerated Equity Compensation(2)	15,305,903	5,737,317	5,651,069	6,925,384	5,027,203
Health and Welfare Benefits(3)	394,960	290,003	302,474	245,341	171,110
Total	17,390,863	6,739,820	6,458,510	7,767,216	5,863,313

(1)	Represents payment of a pro-rata target AIP bonus based on target bonus percentages effective for the 2017 AIP and eligible earnings as of December 31, 2017.

(2)	Includes the in-the-money value of unvested stock options, the value of unvested restricted stock units and the estimated current value of unvested performance units, all as of December 31, 2017. The amount shown for Mr. Gwin reflects a reduction due to a transfer of the economic interest in certain equity awards pursuant to his DRO. Performance units would be paid after the end of the applicable performance period, based on actual performance. For performance units payable based on actual performance, current values reflect performance to date estimates as of December 31, 2017. The equity awards granted on or after November 10, 2016, also contain a non-disclosure covenant (indefinite duration) and non-disparagement and employee non-solicitation covenants (one year).

(3)	Reflects the cost of the continuation of additional death benefit coverage provided to executive officers of the Company until age 65. All amounts are present values determined in accordance with FASB ASC Topic 715.

Death

	Mr. Walker($)	Mr. Gwin($)	Mr. Brown($)	Mr. Ingram($)	Mr. Reeves($)
Cash Severance	0	0	0	0	0
Pro-rata AIP Bonus(1)	1,690,000	712,500	504,967	596,491	665,000
Accelerated Equity Compensation(2)	20,356,635	7,402,142	6,380,487	8,947,376	6,606,311
Life Insurance Proceeds(3)	6,100,577	2,473,207	2,061,006	2,143,446	2,308,326
Total	28,147,212	10,587,849	8,946,460	11,687,313	9,579,637

(1)	Represents payment of a pro-rata target AIP bonus based on target bonus percentages effective for the 2017 AIP and eligible earnings as of December 31, 2017.

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Executive Compensation

(2)	Includes the in-the-money value of unvested stock options, the target value of unvested performance units, and the value of unvested restricted stock units, all as of December 31, 2017. The amount shown for Mr. Gwin reflects a reduction due to a transfer of the economic interest in certain equity awards pursuant to his DRO.

(3)	Includes amounts payable under additional death benefits provided to executive officers and other key employees of the Company. These liabilities are not insured, but are self-funded by the Company. Proceeds are not exempt from federal taxes; values shown include an additional tax gross-up amount to equate benefits with nontaxable life insurance proceeds. Values exclude death benefit proceeds from programs available to all employees.

In addition to the benefits outlined above for each termination scenario, each of the NEOs would be paid following termination for any reason, the following vested amounts under our nonqualified benefit programs, which have been previously earned but not paid:

	Mr. Walker($)	Mr. Gwin($)	Mr. Brown($)	Mr. Ingram($)	Mr. Reeves($)
Retirement Restoration Plan Benefits(1)	22,123,693	3,637,412	2,187,905	0	8,565,054
Non-Qualified Deferred Compensation(2)	2,320,630	1,536,090	218,109	221,518	1,370,013
Total	24,444,323	5,173,502	2,406,014	221,518	9,935,067

(1)	Reflects the lump-sum present value of vested benefits related to the Company’s supplemental pension benefits.

(2)	Reflects the combined vested balances in the non-qualified Savings Restoration Plan and Deferred Compensation Plan.

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Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. R. A. Walker, our Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that companies may use to calculate pay ratio estimates, the pay ratio reported below should not be used as a basis for comparison between companies.

For 2017, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO), was $160,251; and

•	the annual total compensation of our CEO was $16,959,896.

Based on this information, for 2017 our CEO’s annual total compensation was reasonably estimated to be 106 times that of the median of the annual total compensation of all employees. The annual total compensation includes salary and wages earned in 2017, the grant date fair value of any equity awards granted in 2017, the AIP payout for the 2017 performance year, change in pension values in 2017 and all other perquisites for 2017.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

Employee Population

We determined that, as of December 31, 2017 (which is the date we chose to identify our median employee), our employee population consisted of approximately 4,400 individuals working at our parent company and consolidated subsidiaries, with 96.2% of these individuals on the U.S. payroll and 3.8% on other payrolls (Algeria, Brazil, Cote d’Ivoire, Colombia, Mozambique, New Zealand, Singapore, South Africa, and the United Kingdom as reported in Items 1 and 2, Business and Properties, in our Annual Report on Form 10-K filed with the SEC on February 15, 2018 (our “Annual Report”)). This population consisted of our full-time, part-time, and temporary employees as we do not have seasonal workers. Since our non-U.S. employees account for less than 5% of our total number of employees, we excluded all non-U.S. employees given (i) the small number of such employees and (ii) the estimated costs of obtaining their compensation information. Accordingly, we excluded 6 employees from Algeria, 4 employees from Brazil, 5 employees from Cote d’Ivoire, 10 employees from Colombia, 68 employees from Mozambique, 2 employees from New Zealand, 4 employees from Singapore, 3 employees from South Africa, and 65 employees from the United Kingdom. As a result, the total number of employees used to identify the median of the annual total compensation of all our employees was 4,245, which represents all of our U.S. payroll employees.

Identification of Median Employee

To identify the median employee from our employee population, we compared the amount of salary, wages, and annual incentive bonus of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2017. In addition, since annual equity awards are widely distributed to employees, the grant date fair value of 2017 equity awards were included in our compensation measure. In making this determination, we annualized the compensation of any full-time employees who were hired in 2017 and did not work for us for the entire year. We identified our median employee using these compensation measures, which were consistently applied to all our employees included in the calculation. Since all of the employees included in the calculation are on the U.S. payroll, as is our CEO, we did not make any cost-of-living adjustments in identifying the median employee.

Annual Total Compensation of Median Employee

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $160,251.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included on page 53 of this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

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Transactions with Related Persons

The Company recognizes that related-person transactions can present potential or actual conflicts of interest and it is the Company’s preference that related-person transactions are avoided as a general matter. However, the Company also recognizes that there are situations, including certain transactions negotiated on an arm’s length basis, where related-person transactions may be in, or may not be inconsistent with, the best interest of the Company and our stockholders. Therefore, the Company has written policies and procedures for the approval, ratification and review of ongoing related-person transactions. Either the Board’s Governance and Risk Committee or the full Board (as determined by the Governance and Risk Committee) will review, ratify or approve, as necessary, any related-person transactions prior to the transaction being entered into, or ratify any related-person transactions that have not been previously approved, in which a director, five-percent owner, executive officer or immediate family member of any such person has a material interest, and where the transaction is in an amount in excess of $120,000, either individually or in the aggregate of several transactions during any calendar year. This review typically occurs in connection with regularly scheduled Board meetings.

In addition to those matters described above, the Governance and Risk Committee has approved in advance the following categories of related-person transactions: (i) the rates and terms involved in such transactions where the Company’s standard rates and terms for such transactions apply; (ii) the hiring of a related person (including immediate family members) as an employee of the Company (but not an officer), provided that total annual compensation (meaning base salary, annual incentive bonus and other amounts to be reported on a W-2) does not exceed $120,000; and (iii) the aggregate amount involved in such transactions in any fiscal quarter with a related-person is not expected to exceed thirty thousand dollars ($30,000).

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Independent Auditor

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO AUDIT THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS FOR 2018.

If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will make the final determination of the independent auditor for 2018.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor employed by the Company and establishes guidelines for the retention of the independent auditor for any permissible services. In performing these responsibilities, among other things, the Audit Committee (1) reviews the qualifications, performance and independence of the independent auditor, (2) reviews and evaluates the lead partner of the independent auditor having primary responsibility for the Company’s audit and ensures the rotation of such partners as required by law, and (3) considers whether the audit firm should be rotated in order to maintain the independence between the independent auditor and the Company.

The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for 2018. The Board believes that the continued retention of KPMG LLP to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders and at the request of the Audit Committee, is asking you to ratify that appointment.

KPMG LLP, an independent registered public accounting firm, served as the Company’s independent auditor during 2017 and has served as the Company’s independent auditor since its initial public offering in 1986, and served as the independent auditor of its predecessor since 1981 when it was a wholly owned subsidiary of another company. Representatives of KPMG LLP will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

The Audit Committee adopted a Pre-Approval Policy with respect to services which may be performed by KPMG LLP. This policy lists specific audit and audit-related services that KPMG LLP is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to that Pre-Approval Policy.

The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service that is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee or by its Chair, to whom such authority has been conditionally delegated, prior to engagement. During 2017, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were requested of or approved by the Audit Committee.

The following table presents fees for the audits of the Company’s annual consolidated financial statements for 2017 and 2016 and for other services provided by KPMG LLP.

	2017	2016
Audit Fees	$6,720,000	$6,117,000
Audit-related Fees	933,000	1,294,000
Tax Fees	50,000	80,000
All Other Fees	—	—
Total	$7,703,000	$7,491,000

Audit fees are primarily for the audit of the Company’s consolidated financial statements included in the Form 10-K, including the audit of the effectiveness of the Company’s internal control over financial reporting, and the reviews of the Company’s consolidated financial statements included in the Forms 10-Q. KPMG LLP also served as the independent auditor of WES and fees for the audit of WES’s annual consolidated financial statements were $1,141,000 for 2017 and $1,020,000 for 2016, which are not included in the table above. In addition, KPMG LLP served as the independent auditor of WGP and fees for the audit of WGP’s annual consolidated financial statements were $230,000 for 2017 and $225,000 for 2016, which are not included in the table above.

Audit-related fees are primarily for statutory and other audits, consents, comfort letters and certain financial accounting consultation. Audit-related fees related to WES were $380,000 for 2017 and $690,000 for 2016, which are not included in the table above. Audit-related fees related to WGP were $0 for 2017 and $250,000 for 2016, which is not included in the table above.

Tax fees are primarily for tax compliance and consultation services. The Audit Committee has concluded that the provision of tax services is compatible with maintaining KPMG LLP’s independence.

KPMG LLP did not provide any “other services” during the years ended December 31, 2016 and 2017.

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Advisory Vote to Approve

Executive Compensation

ITEM 3 — ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, along with section 14A of the Exchange Act enacted thereunder, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. The Board recognizes the importance of our stockholders’ opportunity for an advisory say-on-pay vote as a means of expressing views regarding the compensation practices and programs for our NEOs. The Company has held an advisory say-on-pay vote at our annual meeting of stockholders every year since 2011. Based upon the outcome of our 2017 say-on-pay frequency vote, the Company will hold an annual advisory say-on-pay vote at our annual stockholder meeting until the next say-on-pay frequency vote, which, in accordance with applicable law, will occur no later than the Company’s annual meeting of stockholders in 2023.

As described in detail in the Letter from the Chair of the Compensation Committee on page 31 and under the heading Compensation Discussion and Analysis beginning on page 32, the Compensation Committee believes that the main objectives of our executive compensation programs are to pay for performance and align executive officers’ interests with stockholder interests. Our focus on capital efficiency and delivering enhanced returns to stockholders drives a compensation design that results in strong alignment between pay and performance. In 2017, performance and resulting pay demonstrate this alignment. The Company’s strong record of seeking and responding to stockholder feedback and our history of good governance practices also contribute to a compensation program design that is fully aligned with the creation of long-term stockholder value. Please read the Compensation Discussion and Analysis beginning on page 32 for additional details about our executive compensation programs, including information about the compensation of our NEOs during 2017.

The Board has determined that the Company’s NEO compensation aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers competitive pay relative to our performance.

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Stockholder Proposal

ITEM 4 — STOCKHOLDER PROPOSAL — CLIMATE CHANGE RISK ANALYSIS

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

The Park Foundation Inc., located at P.O. Box 550, Ithaca, NY 14851, telephone (607) 272-9124, is the beneficial owner of more than $2,000 worth of the Company’s common stock, and has notified the Company that it intends to present the following resolution at the meeting for action by the stockholders.

What is the Proposal?

WHEREAS:

In November 2016, the Paris Agreement entered into force. Its goal of keeping global temperature rise well below 2 degrees Celsius is already shaping global policy decisions. Resulting national, state, and local regulations to address climate change, technological innovation, energy efficiency improvements, and consumer preference are leading the way toward a low carbon energy market that will meaningfully reduce demand for carbon-based fuels.

The CEOs of Statoil and Shell have predicted that peak demand for oil may occur as early as the 2020s. The International Energy Agency (IEA) notes that transportation accounts for more than one fifth of global carbon dioxide emissions and forecasts that electrification of transport will play a critical role in achieving required greenhouse gas reductions.

The increasing likelihood of public policy action, and the speed of technological advancements to address climate change, make it vital that Anadarko provide investors with more detailed analyses of the potential risks to its business under a range of climate scenarios. This imperative is underscored by Moody’s announcement that it will take climate risk into account in establishing bond ratings. Similarly, the Financial Stability Board’s Taskforce on Climate-related Financial Disclosures guidelines, issued this year, recommends that the energy sector evaluate the potential impact of different scenarios, including a 2 degree Celsius scenario, on a company’s business, strategy, and financial planning.

A recent analysis of oil and gas carbon asset risk found that 20 to 30% of Anadarko’ s potential capital expenditure is outside the 2 degree budget, creating a risk of stranded assets. (http://2degreeseparation.com/).

While Anadarko’s website notes that “regulatory changes could significantly increase our capital expenditures and operating costs or could result in delays to or limitations on our exploration and production activities,” it has not presented analysis allowing investors to assess the resilience of our company’s portfolios under various carbon-constrained scenarios, including a 2 degree scenario.

Uncertainty around future demand growth in light of climate change has led competitors like ConocoPhillips and Total to test capital planning decisions against multiple carbon-constrained scenarios. Others, such as Chevron and Occidental, have begun the process of providing shareholders with disclosure on carbon asset risk.

Accordingly, shareholders seek to understand, through scenario analysis, how our company is adjusting to the increasingly low carbon energy market and planning for the risks and opportunities associated with this accelerating change.

RESOLVED: Shareholders request that Anadarko publish with Board oversight, at reasonable cost and omitting proprietary information, an assessment of the impacts to the Company’s portfolio of scenarios consistent with limiting global warming to 2 degrees Celsius or below. The assessment should outline the resilience of the company’s reserves and resource portfolio in response to multiple demand and price scenarios and explain how capital planning and business strategies incorporate the financial risks posed by such scenarios.

What does the Board recommend?

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE ABOVE STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

The Company has published a Climate Risk Statement that substantially addresses the items to be included in the report requested in the proposal. Our Climate Risk Statement can be found on the Company’s website at www.anadarko.com/climatechange.com. In light of our publishing of this statement and the additional actions described below, the Board of Directors believe that the requested report would result in an unnecessary and unproductive use of the Company’s time and resources and negatively burden stockholder value.

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Stockholder Proposal

Anadarko has maintained a constructive dialogue over the years with many of our stockholders and other stakeholders as we continuously seek to be responsive to those who are interested in our health, safety and environmental performance. This includes many discussions with the lead proponent of this proposal. We value the input and exchange of information through those discussions and understand that there is increasing interest in how oil and natural gas companies may be affected by potential carbon regulation, as well as how companies are assessing and managing climate change-related risks. In response to this feedback from our stakeholders, we have published the Climate Risk Statement described above to provide additional transparency regarding how the Company addresses various risks, including potential climate change-related risks such as carbon asset risks and stranded assets when evaluating its portfolio.

As set forth in our Climate Risk Statement, Anadarko’s management employs a rigorous enterprise risk process, including review and oversight by the Board of Directors. As part of this process, external regulations, policy and initiatives, including the Paris Accord are monitored and considered in long-term strategic planning. A range of future demand and pricing scenarios, including scenarios in a carbon-constrained world, are considered when formulating our long-term investment and development plans. The Company also utilizes third party analyst firms to provide commodity market analysis and industry and economic projections. This data is utilized to formulate management’s assumptions of the future operational and regulatory environment, the optimal investment profile considering that environment and business performance expectations.

The Company is committed to responsible environmental stewardship and minimizing our environmental impact. For more detail, please visit: www.anadarko.com/ghg-airquality.

We are committed to working with governmental agencies and other stakeholders in developing sound public policy that promotes appropriate and effective regulations, recognizing that oil and natural gas are essential to modern life and critical to the success of our economy. The Company’s portfolio has strong underlying economics delivering a low relative cost of supply which reduces financial risk, even in a carbon-constrained scenario. In addition to these mitigants, we have a demonstrated ability to adjust our portfolio and manage our asset mix to address demand, price forecasts, and investor expectations, over both the long- and short-term. Furthermore, our proved reserves, which form the basis of how investors value our company, are based on reserves we intend to monetize over the near-to-medium term. Finally, we have the ability to allocate capital investment as needed in response to potential changes in regulations, energy demand or other factors, which further mitigates our financial risks.

CONCLUSION

As set forth in our Climate Risk Statement, our robust portfolio-management practices, as demonstrated consistently over the years, coupled with Board of Director oversight of our rigorous strategic planning processes, should demonstrate to stockholders and key stakeholders that we are actively evaluating any potential climate change-related risks to our Company and are well prepared to act prudently and swiftly to protect our assets and their future availability.

The Board believes that the Company’s current business policies coupled with our published Climate Risk Statement substantially fulfills the purpose of the report requested in the proposal. Requiring the Company to provide such additional report would result in an unnecessary and unproductive use of the Company’s time and resources.

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General Information

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Where and when is the Annual Meeting?

The Annual Meeting will be held at The Westin at The Woodlands, 2 Waterway Square Place, The Woodlands, Texas, 77380 on Tuesday, May 15, 2018, at 8:00 a.m. (Central Daylight Time).

Who may vote?

You may vote if you were a holder of record of Anadarko common stock as of the close of business on March 20, 2018, the record date for the Annual Meeting. Each share of Anadarko common stock is entitled to one vote at the Annual Meeting. On the record date, there were 515,327,862 shares of common stock outstanding and entitled to vote at the Annual Meeting. There are no cumulative voting rights associated with Anadarko common stock.

May I attend the Annual Meeting?

Yes. Attendance is limited to stockholders of record as of the record date for the Annual Meeting, Company employees, and certain guests invited by the Company. Admission will be on a first-come, first-served basis. You may be asked to present valid picture identification, such as a driver’s license or passport. If your shares of common stock are held in the name of a bank, broker, or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership, such as a current bank or brokerage account statement reflecting ownership as of the record date for the Annual Meeting, to be admitted. Cameras, recording devices, cell phones and other electronic devices may not be used during the Annual Meeting.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Anadarko in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Can I vote my stock by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

How can I access the proxy materials over the Internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at https://materials.proxyvote.com/032511.

What am I voting on and how does the Board recommend that I vote?

Proposal	Board Vote Recommendation

Election of Directors	FOR EACH DIRECTOR NOMINEE

Management Proposals

Ratification of KPMG LLP as Independent Auditor for 2018	FOR

Advisory Vote to Approve the Company’s Named Executive Officer 2017 Compensation	FOR

Stockholder Proposal

Climate Change Risk Analysis	AGAINST

What is the effect of an “advisory” vote?

Because your vote with respect to approval of our NEO compensation is advisory, it will not be binding upon the Board. However, our Compensation Committee and the Board will carefully consider the outcome of the vote when reviewing future compensation arrangements for our executive officers.

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General Information

Why should I vote?

Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

How do I vote?

You may vote by any of the following four methods:

(i) Internet. Vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. In addition, we have included a Quick Response code (QR code) on the Notice and proxy card. When you scan the QR code with your web-connected mobile device, you will be sent directly to a personalized webpage where you can indicate how you would like to vote. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 14, 2018.

(ii) Telephone. Vote by telephone by following the instructions on the Notice or, if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 14, 2018.

(iii) Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 14, 2018.

(iv) Meeting. You may attend and vote at the Annual Meeting.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your stock is held in street name (for example, held in the name of a bank, broker, or other holder of record), you must obtain a proxy executed in your favor from your bank, broker or other holder of record to be able to attend and vote at the Annual Meeting.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No.

If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?

Yes.

Can I revoke my proxy?

Yes. You may revoke your proxy before the voting polls are closed at the Annual Meeting, by the following methods:

•	voting at a later time by Internet or telephone until 11:59 p.m. (Eastern Daylight Time) on May 14, 2018;

•	voting in person at the Annual Meeting;

•	delivering to Anadarko’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy; or

•	giving notice to the inspector of elections at the Annual Meeting.

If you are a street name stockholder (for example, if your shares are held in the name of a bank, broker, or other holder of record) and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

How many votes must be present to hold the Annual Meeting?

Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of our common stock entitled to vote must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is a broker non-vote?

The NYSE permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their

77

General Information

customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

What routine matters will be voted on at the Annual Meeting?

The ratification of the independent auditor is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors, the advisory vote to approve our NEO compensation and the stockholder proposal are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

How many votes are needed to approve each of the proposals or, with respect to the advisory vote, to be considered the recommendation of the stockholders?

The election of each director requires the affirmative vote of a majority of the votes cast for such director. Under our By-Laws, a majority of votes are cast for the election of a director if the number of votes cast “for” the director exceeds the number of votes cast “against” the director. Abstentions will not be taken into account in director elections. Each of the other proposals will be approved if it receives the affirmative vote of a majority of the stock entitled to vote and present in person or by proxy at the Annual Meeting. Although the advisory vote on our NEO compensation and the vote on the stockholder proposal are non-binding, the Board will review the results of such votes and, consistent with our record of stockholder engagement, will take the results into account when making decisions going forward. Except as otherwise provided above, abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

Could other matters be decided at the Annual Meeting?

We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this proxy statement. However, if any other matters arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at http://www.anadarko.com, or by contacting our investor relations department at investor@anadarko.com. Also, the referenced Form 8-K, any amendments thereto and other reports filed with or furnished to the SEC by the Company are available to you over the Internet at the SEC’s website at http://www.sec.gov.

How can I view the stockholder list?

A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for viewing during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 1201 Lake Robbins Drive, The Woodlands, Texas 77380.

Who pays for the proxy solicitation related to the Annual Meeting?

We do. In addition to sending you these materials or otherwise providing you access to these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by Anadarko, postings on our website at http://www.anadarko.com, advertisements in periodicals, or other media forms. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Morrow Sodali LLC (Morrow Sodali), 470 West Avenue, Stamford, Connecticut 06902, to assist us in soliciting your proxy for an estimated fee of $12,500, plus reasonable out-of-pocket expenses. Morrow Sodali ensures that brokers, custodians and nominees will supply additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Anadarko common stock.

Who will tabulate and certify the vote?

Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.

78

General Information

If I want to submit a stockholder proposal for the 2019 Annual Meeting, when is that proposal due?

If you are an eligible stockholder and want to submit a proposal for possible inclusion in the proxy statement relating to the 2019 Annual Meeting, your proposal must be delivered to the attention of our Corporate Secretary and must be received at our principal office, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, no later than November 30, 2018. We will only consider proposals that meet the requirements of the applicable rules of the SEC.

If I want to nominate a director for the 2019 Annual Meeting or bring business at the 2019 Annual Meeting, when is that nomination or proposal due?

Eligible stockholders may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the “proxy access” provisions of our By-Laws. Assuming that our Annual Meeting is held on schedule, our By-Laws require that you provide notice in writing to our Corporate Secretary (at the same address noted above) no later than the close of business on November 30, 2018, and no earlier than the close of business on October 31, 2018. For more information regarding the “proxy access” provisions of our By-Laws, see page 20.

Our By-Laws also provide that any stockholder may nominate a candidate for election to the Board or propose any business to be brought before an annual meeting of stockholders, which nomination or proposal is not submitted for inclusion in the Company’s proxy materials. Assuming that our Annual Meeting is held on schedule, our By-Laws require that you provide notice in writing to our Corporate Secretary (at the same address noted above) no later than the close of business on February 14, 2019, and no earlier than the close of business on January 15, 2019. For additional information, see page 20.

How can I obtain a copy of the Annual Report on Form 10-K?

Stockholders may request a free copy of our Annual Report on Form 10-K by submitting such request to Investor Relations, Anadarko Petroleum Corporation, P.O. Box 1330, Houston, Texas 77251-1330. Stockholders may also submit such request via e-mail at investor@anadarko.com or by calling (855) 820-6605. Alternatively, stockholders can access our Annual Report on Form 10-K on Anadarko’s website at http://www.anadarko.com. Also, our Annual Report on Form 10-K and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s website at http://www.sec.gov.

Will I get more than one copy of the proxy statement, annual report or Notice if there are multiple stockholders at my address?

In some cases, only one copy of this proxy statement, annual report or Notice is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon a written or oral request, a separate copy of this proxy statement, annual report or Notice to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of the proxy statement, annual report or Notice, but in such event will still receive separate proxies for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380 or a stockholder may make a request by calling the Corporate Secretary at (832) 636-1000 or by contacting our transfer agent, Computershare, P.O. Box 505000, Louisville, Kentucky 40233.

BY ORDER OF THE BOARD OF DIRECTORS

Amanda M. McMillian Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Dated: March 23, 2018

The Woodlands, Texas

See enclosed proxy card — please vote promptly

79

Appendix A

CEO Reported vs. Realized Pay (2015-2017)

The following table illustrates the calculation methodology used to determine the differences between the amount reported in the 2017 Summary Compensation Table (SCT) and the amount actually realized, or received, by the CEO in 2017 for each of the following direct compensation elements, including actual performance-based compensation which was paid in 2017 for prior performance periods: Salary; Non-Equity Incentive Plan Compensation; and Long-Term Incentive Awards (Stock Awards and Option Awards):

	CEO Reported Pay(1)	CEO Realized Pay*
	2017 Summary Compensation Table($)	2017 Actual Compensation Paid($)
Salary	1,300,000	1,300,000
Non-Equity Incentive Plan Compensation(2)	1,436,500	2,670,200
Stock Awards — Performance Units(3)	5,570,505	1,967,168
Option Awards(4)	2,776,583	0
Stock Awards — Restricted Stock Units(5)	2,775,032	1,936,957
Total 2017 Compensation	13,858,620	7,874,325

*	Includes actual performance-based compensation paid to CEO in 2017 as determined in footnotes 2-5 below.

(1)	The amounts in the CEO Reported Pay column reflect the total direct compensation (calculated as Salary, Non-Equity Incentive Plan Compensation, and the grant value of Long-Term Incentive Awards) for 2017 as reported in the 2017 SCT on page 53 of the proxy statement. The grant date fair values for performance units, restricted stock units and options are described in footnote (2) to the 2017 SCT.

(2)	The CEO Realized Pay column reflects the Non-Equity Incentive Plan Compensation Mr. Walker earned under the Company’s AIP for the 2016 performance year, which was paid in February 2017.

(3)	The CEO Realized Pay column reflects the amount Mr. Walker received in January 2017 for his 2013 performance unit award for the three-year performance period commencing January 1, 2014 and ended December 31, 2016. See the Option Exercises and Stock Vested in 2017 Table on page 58 of the proxy statement for more details.

(4)	The CEO Realized Pay column reflects the intrinsic value at vesting of any in-the-money stock options that vested during the performance year. The vesting price of each of the three tranches of stock options which vested during 2017 were below the respective exercise price.

(5)	The CEO Realized Pay column reflects the value at vesting of restricted stock units that vested during 2017. See the Options Exercises and Stock Vested in 2017 Table on page 58 of the proxy statement for more details.

Definitions and Calculation Methods for 2018 AIP Performance Metrics

The 2018 Annual Incentive Program (AIP) will include new performance metrics that demonstrate our continued commitment to capital efficiency and financial discipline: Cash Flow Return on Invested Capital; Sales-Volume Growth per Debt-Adjusted Share; and Reserved Additions Growth per Debt-Adjusted Share. These new performance metrics replace the Sales Volume, Reserve Additions, Capital Expenditures and Cash Operating Income/BOE performance metrics used in the 2017 AIP. The new performance metrics are defined and calculated as follows:

Cash Flow Return on Invested Capital (CFROIC)

CFROIC is calculated as follows:

Consolidated Cash Flow from Operations (CFFO) – WGP CFFO + WGP distributions to APC

Stockholders’ Equity + APC Debt

CFFO — Defined by generally accepted accounting principles and is disclosed in Anadarko’s Annual Report on Form 10-K in the consolidated statement of cash flows. It represents the cash generated by the Company’s exploration and production and midstream operations, and excludes cash flows from investing or financing activities. It will be adjusted to exclude distributions to non-controlling interests by Western Gas Equity Partners, LP (WGP).

A-1

Appendix A

Stockholders’ Equity — The portion of the balance sheet that represents the capital received from investors in exchange for stock plus retained earnings minus treasury stock.

APC Debt — The year-end balance of outstanding debt and excludes debt related to WGP.

Results will be adjusted to neutralize certain non-operational impacts.

Volume Growth per Debt-Adjusted Share is defined as:

Current Year Sales Volume per DAS

Prior Year Sales Volume per DAS

The current year sales volumes is defined as reported sales volumes for the year.

Reserve Additions Growth per Debt-Adjusted Share is defined as:

Current Year Reserve Additions per DAS

Prior Year Reserve Additions per DAS

Reserve Additions include performance revisions of prior-year estimates, extensions, discoveries and improved recovery. It does not include reserve changes due to price revisions, acquisitions or divestitures.

Debt-adjusted shares are calculated as:

A-2

1201 LAKE ROBBINS DRIVE THE WOODLANDS, TX 77380

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Anadarko Petroleum Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Anadarko Petroleum Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E38248-P04235-Z71933	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

     ANADARKO PETROLEUM CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 and 3.
Vote On Directors
1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Anthony R. Chase	☐	☐	☐

	1b. David E. Constable	☐	☐	☐

	1c. H. Paulett Eberhart	☐	☐	☐

	1d. Claire S. Farley	☐	☐	☐

	1e. Peter J. Fluor	☐	☐	☐

	1f. Joseph W. Gorder	☐	☐	☐

	1g. John R. Gordon	☐	☐	☐

	1h. Sean Gourley	☐	☐	☐

	1i. Mark C. McKinley	☐	☐	☐

	1j. Eric D. Mullins	☐	☐	☐

	1k. R. A. Walker	☐	☐	☐

	For	Against	Abstain
Vote On Proposals

2. Ratification of Appointment of KPMG LLP as Independent Auditor.	☐	☐	☐

3. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “AGAINST” ITEM 4.

4. Stockholder Proposal - Climate Change Risk Analysis.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Items 1, 2 and 3, and AGAINST Item 4. If any other matters come properly before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Each signatory to this proxy acknowledges receipt from Anadarko Petroleum Corporation, prior to execution of this proxy, of a notice of Annual Meeting of Stockholders and a proxy statement dated March 23, 2018.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement and 10-K/Annual Report are available at:

https://materials.proxyvote.com/032511

ê FOLD AND DETACH HERE ê

E38249-P04235-Z71933

ANADARKO PETROLEUM CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2018

The undersigned hereby appoint(s) R. A. Walker, Robert G. Gwin and Robert K. Reeves, and any two of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Anadarko Petroleum Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Daylight Time, on May 15, 2018, at The Westin at The Woodlands, 2 Waterway Square Place, The Woodlands, Texas 77380 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND AS RECOMMENDED BY THE BOARD OF DIRECTORS FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING

THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)